As filed with the Securities and Exchange Commission on August 5, 2014

Registration No. 333- ____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY QUICK LIGHTING & FANS CORP.
(Exact name of registrant as specified in its charter)

Florida	3640	46-3645414
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

One Buckhead Plaza

3060 Peachtree Road, Suite 390

Atlanta, GA 30305

(770) 754-4711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. James R. Hills

One Buckhead Plaza

3060 Peachtree Road, Suite 390

Atlanta, GA 30305

(770) 754-4711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Gennuso, Esq.

Shashi Khiani, Esq.

Robin D. Powell, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017

(212) 908-3958

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, no value per share	35,500,000	$0.250	$8,875,000	$1,143.10
Common stock, no value per share, issuable upon conversion of secured convertible promissory notes	18,056,935	$0.250	$4,514,234	$581.43
Common stock, no value per share, issuable upon exercise of options	200,000	$0.375	$75,000	$9.66
Common stock, no value per share, issuable upon exercise of common stock purchase warrants	9,728,984	$0.375	$3,648,369	$469.91
Total	63,485,919		$17,112,603	$2,204.10

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling shareholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 5, 2014

PRELIMINARY PROSPECTUS

SAFETY QUICK LIGHTING & FANS CORP.

63,485,919 Shares of Common Stock

This prospectus relates to the resale of up to 63,485,919 shares of our common stock (this “Offering”), of which (i) 35,500,000 shares are currently issued and outstanding; (ii) 18,056,935 shares are issuable upon conversion of secured convertible promissory notes; (iii) 200,000 shares are issuable upon exercise of options; and (iv) 9,728,948 shares are issuable upon exercise of common stock purchase warrants. The selling shareholders named in the prospectus are offering to sell shares of our common stock through this prospectus and they may be deemed “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We are not selling any shares of our common stock in this Offering and will not receive any proceeds from this Offering. However, we may receive up to $3,648,369 and $75,000 in gross proceeds from the exercise of common stock purchase warrants and options, respectively.

After the effective date of this prospectus, the selling shareholders may offer the shares covered by this prospectus in negotiated transactions or otherwise at a fixed price of $0.25 per share and thereafter at market prices prevailing at the time of sale or at privately negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. The selling shareholders will receive all of the net proceeds from this Offering. We will bear all costs associated with the registration of the shares covered by this prospectus; provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

No public market currently exists for our common stock being offered hereby.

We have not made a decision to seek quotation on the Over-the-Counter Bulletin Board (“OTCBB”) at this time and there is no guarantee that quotation will be sought. Until our common stock is quoted on the OTCBB, selling shareholders must sell their shares at the fixed price of $0.25 per share. In the event we file an application with the Financial Industry Regulatory Authority (“FINRA”) for a quotation and we are cleared by FINRA for quotation, then the selling shareholders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”); (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 3.

Our common stock is presently not listed on any national securities exchange or reported on any quotation system. Subsequent to the initial filing date of the registration statement on Form S-1, in which this prospectus is included, we may have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTCBB quotation system. No assurance can be made, however, that we will choose to file such an application or will be able to locate a market maker to submit such application or that such application will be approved.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these units only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2014

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  No selling shareholder is offering to sell, or seeking offers to buy, shares of common stock in jurisdictions where such offers and sales are not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider prior to investing in the securities offered hereby. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus, especially the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to Safety Quick Lighting & Fans Corp.

Our Company

Safety Quick Light LLC was incorporated in the State of Florida on May 14, 2004.  On November 6, 2012, the Company’s board of directors converted Safety Quick Light LLC into Safety Quick Lighting & Fans Corp.

We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes.  As of July 31, 2014, we have three issued U.S. Patents relating to our technology. There are related patents in China (two issued patents) and India (one issued patent and one pending patent application). The intellectual property represented by these patents is a fixable socket and a revolvable plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling.  The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior.  The plug, also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve and a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement and to support appliances up to 200 pounds.  The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug.  The socket is designed to replace the support bar incorporated in electric junction boxes.  Once attached to the electric junction box, the socket can support fixtures that are plugged-in weighing up to 200 pounds, or up to the weight limit of the electric junction box, if lower than 200 pounds.  The plug is designed to be installed in light fixtures, ceiling fans and wall sconce fixtures.  The combined socket and plug technology will be referred to “the SQL Technology” henceforth.

Our History

Safety Quick Light LLC began marketing the SQL Technology in 2007 for installation of light fixtures and ceiling fans during manufacturing and as a kit for installing the SQL Technology in existing light fixtures and ceiling fans.   Our management team determined that it might be able to improve its gross margins if it were to market light fixtures and ceiling fans with its plug technology already installed on fixtures instead of marketing the SQL Technology as an add-on device.  To implement its new business model, during the first quarter of 2010, company management discontinued marketing the SQL Technology as an add-on device; however, existing orders were honored through 2010 and 2011.  To further augment marketing efforts under its new business model, company management sought the endorsement of the SQL Technology from General Electric Company (“GE”). During 2010 and 2011, GE tested the SQL Technology and in June 2011, GE and SQL Lighting & Fans, LLC, a subsidiary of the Company, entered into a trademark licensing agreement (the “License Agreement”) under which SQL Lighting & Fans, LLC was licensed to use the GE monogram logo on its devices and certain other trademarks on its ceiling fans and light fixtures through December 31, 2017.  The License Agreement requires us to pay a percent of revenue generated on our products using the GE monogram logo as a license fee, including minimum license fees payments per year during the term. The License Agreement was amended in April 2013 to extend its term through December 31, 2017 and revised the required minimum license fees. The License Agreement was further amended in July 2014 to remove minimum license fees for 2014. The current License Agreement terms are as follows:

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Payment Due Date	2013	2014	2015	2016	2017
March 26	$0	$0	$280,000 plus Calculated Additional Royalty	$330,000 plus Calculated Additional Royalty	$360,000 plus Calculated Additional Royalty
June 26	$0	$0	$560,000 plus Calculated Additional Royalty	$660,000 plus Calculated Additional Royalty	$720,000 plus Calculated Additional Royalty
September 26	$0	$0	$840,000 plus Calculated Additional Royalty	$990,000 plus Calculated Additional Royalty	$1,080,000 plus Calculated Additional Royalty
October 30	$400,000	$0	$0	$0	$0
December 26	$0	$0	$1,120,000 plus Calculated Additional Royalty	$1,320,000 plus Calculated Additional Royalty	$1,440,000 plus Calculated Additional Royalty

The License Agreement enables us to market ceiling fans and light fixtures with the SQL Technology using the GE logo. The License Agreement imposes certain manufacturing and quality control conditions that we must maintain. In addition to marketing ceiling fans and light fixtures under the GE logo and trademarks, we have the right to offer private label ceiling fans and light fixtures with our technology installed to retailers that market private label products.

In July 2012, we entered into a sales and marketing agreement with Design Solutions International, Inc. (“DSI”), a privately held, lighting industry design and marketing firm, (the “DSI Agreement”). Founded in 2001, DSI is headquartered in Fort Lauderdale, Florida and maintains a 22-person production quality control and development office in the Guangdong province of China. DSI was founded in 2001 by two lighting professionals with over 25-years lighting product sales experience each with Catalina Lighting, Zellers, Dana Lighting and Lite Factory, among others. DSI sells light fixtures to large retail organization such as Walmart, Costco, The Home Depot, BJ’s Wholesale Club, Sam’s Club and others throughout North America. Under the terms of the DSI Agreement, DSI will serve as the Company’s exclusive sales representative for all its products and goods in the United States and Canada. For its services, DSI will receive a commission based on net sales.

On November 6, 2012, Safety Quick Light LLC was converted into Safety Quick Lighting & Fans Corp. at which time all tangible and intangible assets and liabilities were transferred to the surviving company. The Company’s headquarters are located at 3060 Peachtree Road, Suite 390, Atlanta, Georgia. The Company’s operations currently consist of a corporate management team operating in the Atlanta, Georgia offices. The Company relies on third party manufactures to produce its SQL Technology and the ceiling fans and light fixtures in which SQL Technology is imbedded. The manufacturers currently used by the Company are located in Guangdong province of China and, as required by its licensing agreement with GE, are approved by GE to ensure quality standards are met. To further ensure that quality specifications are maintained, the Company maintains an office in the Guangdong province staffed with GE trained auditors who regularly inspect its products produced by the third party manufacturer.

The Company is registering up to 63,485,919 shares of its common stock, which may be offered by certain selling shareholders at a price of $0.25 per share until a market for our common stock develops. Purchasers who purchase shares from the selling shareholders who are not officers and directors of the company will likewise receive the selling shareholder prospectus.

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There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. However, subsequent to the effectiveness of this prospectus, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTCBB or the OTCQB quotation system.  No assurance can be made, however, that we will be able to locate a market maker to submit such application or that such application will be approved. In the absence of listing, no public market is available for investors in our common stock to sell the shares offered herein. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the shares listed for trading.

Corporate Information

We are a Florida corporation.  Our principal executive offices are located at One Buckhead Plaza, 3060 Peachtree Road, Suite 390, Atlanta, GA 30305.  Our phone number is (770) 754-4711, and our website can be found at www.safetyquicklight.com.  The information on our website does not form a part of this prospectus.

Emerging Growth Company

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

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 THE OFFERING

Securities offered	Up to 63,485,919 shares of our common stock by the selling shareholders.

Offering price	$0.25 per share for the duration of the offering relating to the resale of our common stock or until such time as our common stock is quoted on the OTCBB or listed on an exchange, at which time the selling shareholders may then sell at the prevailing market price.

Common stock outstanding before this Offering	35,500,000 shares.

Common stock to be outstanding after this Offering	63,485,919 shares, assuming all shares offered hereby are sold.

Use of proceeds

We will not receive any proceeds from this Offering. However, we may receive up to $3,648,369 and $75,000 in gross proceeds from the exercise of the Warrants and options to purchase our common stock, respectively. For a more complete description, see the section titled “Use of Proceeds.”

Dividend policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.
Risk factors	See “Risk Factors” beginning on page 7 and the other information set forth in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.
Market for common stock	Our common stock is not presently quoted on or traded on any securities exchange or reported on an automatic quotation system and we have not yet applied for quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock. If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with FINRA on our behalf. There is a risk that we may not be able to obtain a market maker to file such an application. If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA. We may or may not seek to have a market maker file a listing application on our behalf.

The number of shares of our common stock to be outstanding after the closing of this Offering is based on 35,500,000 shares of our common stock outstanding as of July 31, 2014 which excludes 27,985,919 shares of our common issuable upon exercise of our warrants or options, and issuable upon conversion of the Notes (as defined below).

On November 26, 2013, May 8, 2014 and June 25, 2014 we completed an offering (the “Notes Offering”) of our 12% Secured Convertible Promissory Notes (the “12% Notes”) and/or our 15% Secured Convertible Promissory Notes (the “15% Notes”, and together with the 12% Notes, the “Notes”), as applicable, with certain “accredited investors” (the “Investors”), as defined under Regulation D, Rule 501 of the Securities Act. Pursuant to the Notes Offering, each Investor also received five (5) year common stock warrants to purchase our common stock at $0.375 per share (the “Warrants”). The Notes are convertible into shares of our common stock at $0.25 per share and are secured by a first priority lien (subject only to an existing note with Signature Bank of Georgia on our intellectual property and all substitutes, replacements and proceeds of the such intellectual property) pursuant to the terms of a Security Purchase Agreement, dated as of November 26, 2013, May 8, 2014 and June 25, 2014, as applicable, by and between us and each Investor (the “Security Agreement”). Investors of the 12% Notes received Warrants with 25% coverage based on a pre-determined valuation of the Company (the “Value”). Investors of the 15% Notes received Warrants with 15% coverage based on the Value. Investors with a principal investment amount equal to or greater than $250,000 received Warrants with a bonus 40% coverage (“Bonus Coverage”); however, if an Investor previously invested $250,000 or more in the Notes Offering, such Investor received Bonus Coverage if such Investor invested $100,000 or more in the Notes Offering.

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In connection with the Notes Offering, we entered into Registration Rights Agreements, each dated as of November 26, 2013, May 8, 2014 and June 25, 2014 and each by and between us and each of the Investors (collectively, the “Registration Rights Agreements”) whereby we agreed to prepare and file a registration statement with the SEC within sixty (60) days after execution of the applicable Registration Rights Agreement and to have the registration statement declared effective by the SEC within ninety (90) days thereafter. The registration statement of which this prospectus forms a part has been filed to satisfy our obligation under the Registration Rights Agreement. Because we were unable to file a registration statement pursuant to terms of each Registration Rights Agreement dated as November 26, 2014 or May 8, 2014, we are in default under such Registration Rights Agreements (the “Filing Default Damages”). Pursuant to the Registration Rights Agreement, the Filing Default Damages mandate that the Company shall pay to the Investors, for each thirty (30) day period of such failure and until the filing date of the registration statement and/or the common stock may be sold pursuant to Rule 144, an amount in cash, as partial liquidated damages and not as a penalty, equal to two (2%) percent of the aggregate gross proceeds paid by the Investors for the Notes. The maximum liquidated damages shall be equal to 15% of the aggregate gross proceeds received by the Company in connection with the issuance of the Notes and Warrants. If the Company fails to pay any partial liquidated damages in full within five (5) days of the date payable, the Company shall pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investors, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

As of July 31, 2014, the Filing Default Damages to be paid by the Company to the Investors is $248,000.

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SUMMARY FINANCIAL DATA

The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, appearing elsewhere in this prospectus.

Statements of Operations Data

	For the year ended December 31, 2013	For the quarter ended March 31, 2014
Revenue	$-	$-

Operating Income/(Loss)	$($1,401,435)	$(354,785)

Other Income/(Expense)	$($1,206,333)	$(246,614)

Net Income/(Loss)	$($2,607,768)	$(601,399)

Balance Sheet Data

	December 31, 2013	March 31, 2014
Current Assets	$1,172,974	$678,621

Total Assets	$1,438,928	$1,051,065

Total Liability	$3,799,440	$3,997,351

Total Stockholders' (Deficit)	$(2,360,512)	$(2,946,286)

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RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the following risk factors before deciding whether to invest in the Company. If any of the events discussed in the risk factors below occur, our business, financial condition, results of operations or prospects could be materially and adversely affected.  In such case, the value and marketability of the common stock could decline. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. Early-stage businesses in rapidly evolving markets commonly face risks, such as the following:

•	unanticipated problems, delays, and expenses relating to the development and implementation of their business plans;
•	operational difficulties;
•	lack of sufficient capital;
•	competition from more advanced enterprises; and
•	uncertain revenue generation.

Our limited operating history may make it difficult for us to accurately forecast our operating results.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.

We have incurred net losses since our inception. The Company’s net loss from inception to March 31, 2014, is approximately $9,113,699. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

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We operate in a highly competitive industry and if we are unable to compete successfully our revenue and profitability will be adversely affected.

We face strong competition from manufacturers and distributors of lighting and fan fixtures, worldwide. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive engineering, manufacturing, sales and marketing capabilities. Competitors could focus their substantial resources on developing a competing technology that may be potentially more attractive to customers than our products or services. In addition, we may face competition from other products with existing technologies. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our results of operations and financial condition.

Our success depends on our ability to expand, operate, and successfully manage our operations.

Our success depends on our ability to design products popular with customers and consumers, effectively market our products, manage third party manufacturing operations in China, and successfully manage our operations. Our ability to successfully accomplish these objects will depend upon a number of factors, including the following:

•	signing with strategic distribution partners with established retail and wholesale relationships;
•	the continued development of our business;
•	the hiring, training, and retention of competent personnel;
•	the ability to design products that generates customer demand;
•	the ability to enhance our operational, financial, and management systems;
•	the availability of adequate financing;
•	competitive factors; and
•	general economic and business conditions.

If we are unable to obtain additional capital, our business operations could be harmed.

The expansion of our business will require additional funds to support inventories and accounts receivable. In the future, we expect to seek additional equity or debt financing to provide for our working. Such financing may not be available or may not be available on satisfactory terms to us. If financing is not available on satisfactory terms, we may be unable to expand our operations to achieve our objectives. While debt financing will enable us to expand our business more rapidly than we otherwise would be able to do, debt financing increases expenses and we must repay the debt regardless of our operating results. Future equity financings could result in dilution to our stockholders.

The recent global financial crisis, which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions or fluctuations in equity and currency values worldwide, and concerns that the worldwide economy may enter into a prolonged recessionary period, may make it difficult for us to raise additional capital or obtain additional credit, when needed, on acceptable terms or at all.

Our inability to obtain adequate capital resources, whether in the form of equity or debt, to fund our business and growth strategies, may require us to delay, scale back, or eliminate some or all of our operations, which may adversely affect our financial results and ability to operate as a going concern.

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The success of our business depends on the market acceptance of products with our proprietary technology.

Our future success depends on the market acceptance of our proprietary safety quick technology and our products in which our technology is imbedded. If we are unable to convince current and potential customers of the advantages of our proprietary technology, then our ability to sell our lighting and fan products will be limited. If the market for our proprietary technology does not develop, or if the market does not accept our products, then our ability to grow our business could be limited.

We depend on a limited number of third party manufacturers.

We depend on certain key manufacturers for our current products. If these relationships become strained, our results of operations and financial condition could be materially adversely affected.

We may depend upon a limited number of customers in any given period to generate a substantial portion of our revenue.

Our industry does not lend to long-term customer contracts, and our dependence on individual key customers can vary from period to period as a result of consumer demands among others variables. As a result, we may experience more customer concentration in any given future period. The loss of, or substantial reduction in sales to, any of our significant customers could have a material adverse effect on our results of operations in any given future period.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our common stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to continue the development of our technology, which might result in the loss of some or all of your investment in our common stock.

If we obtain debt financing, we will face risks associated with financing our operations.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them.

 We may acquire other businesses, license rights to technologies or products, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, technology-licensing arrangements, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets.

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We depend on our officers, key employees and agents who would be difficult to replace, and our business will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our officers, and other key employees and agents. The Company has an employment agreement with its chief executive officer but we do not think this agreement limits such employee’s ability to terminate his or her employment; the Company also has a consulting agreement with Rani Kohen, the Company’s founder. We do not have key person life insurance on chief executive officer; we do not have key person life insurance covering any of our other officers or other key employees or agents, including Mr. Kohen. The loss of services of one or more of our officers or key employees or agents or the inability to add key personnel could have a material adverse effect on our business. Competition for experienced personnel in our industry is substantial. Our success depends in part on our ability to attract, hire, and retain qualified personnel. In addition, if any of our officers or other key employees join a competitor or form a competing company, we may lose some of our customers.

If we experience rapid growth and we are not able to manage this growth successfully, this inability to manage the growth could adversely affect our business, financial condition, and results of operations.

Rapid growth places a significant strain on our financial, operational, and managerial resources. While we engage in strategic and operational planning to adequately manage anticipated growth, there can be no assurance that we will be able to implement and subsequently improve operations and financial systems successfully and in a timely manner to fully manage our growth. There can be no assurance that we will be able to manage our growth and any inability to successfully manage growth could materially adversely affect our business, financial condition, and results of operation.

We rely on third party manufacturers to produce our products. We may be unable to achieve our growth and profitability objectives if we cannot secure acceptable third party manufacturers or existing third party manufacturer relationships dissolve.

We do not know whether our current or future manufacturing arrangements will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to meet the quality, price, engineering, design and production standards, or production volumes required to successfully mass market such products. Even if we are successful in developing manufacturing capabilities and processes, we do not know whether we will do so in time to meet market demand. Our failure to develop these manufacturing processes and capabilities, if necessary, in a timely manner could prevent us from achieving our growth and profitability objectives.

Our business may become substantially dependent on contracts that are awarded through competitive bidding processes.

We may sell a significant portion of our products pursuant to contracts that are subject to competitive bidding, including contracts with municipal authorities. Competition for, and negotiation and award of, contracts present varied risks, including, but not limited to:

•	investment of substantial time and resources by management for the preparation of bids and proposals with no assurance that a contract will be awarded to us;
•	the requirement to certify as to compliance with numerous laws (for example, socio-economic, small business, and domestic preference) for which a false or incorrect certification can lead to civil and criminal penalties;
•	the need to estimate accurately the resources and cost structure required to service a contract; and
•	the expenses and delays that we might suffer if our competitors protest a contract awarded to us, including the potential that the contract may be terminated and a new bid competition may be conducted.

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If we are unable to win contracts awarded through the competitive bidding process, we may not be able to operate in the market for products and services that are provided under those contracts for a number of years. If we are unable to consistently win new contract awards over any extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and perform such contract awards, our growth strategy and our business, financial condition, and results of operations could be materially and adversely affected.

We sell, or will sell, products and services to companies in industries which tend to be extremely cyclical; downturns in those industries would adversely affect our results of operations.

The growth and profitability of our business will depend on sales to industries that are subject to cyclical downturns. Slowdowns in these industries may adversely affect sales by our businesses, which in turn would adversely affect our revenues and results of operations.

We are, or in the future may be, subject to substantial regulation related to quality standards applicable to our quality processes. Our failure to comply with applicable quality standards could have an adverse effect on our business, financial condition, or results of operations.

The Environmental Protection Agency regulates the registration, manufacturing, and sales and marketing of products in our industry, and those of our distributors and partners, in the United States. Significant government regulation also exists in overseas markets. Compliance with applicable regulatory requirements is subject to continual review and is monitored through periodic inspections and other review and reporting mechanisms.

Failure by us or our partners to comply with current or future governmental regulations and quality assurance guidelines could lead to product recalls or related field actions, or product shortages. Efficacy or safety concerns with respect to our products or those of our partners could lead to product recalls, fines, withdrawals, declining sales, and/or our failure to successfully commercialize new products or otherwise achieve revenue growth.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our current or future production costs may adversely affect our financial results.

A significant portion of our strategy will rely upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are unable to continue to successfully implement cost reduction measures, especially in a time of a worldwide economic downturn, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations, or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest in research and development, customer service and support, and marketing. From time to time, we may have to adjust the prices of our products and services to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

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We have limited product distribution experience and we expect to rely on third parties who may not successfully sell our products.

We have limited product distribution experience and currently rely, and plan to rely primarily, on product distribution arrangements with third parties. We may also license our technology to certain third parties for commercialization of certain applications. We expect to enter into distribution agreements and/or licensing agreements in the future, and we may not be able to enter into these agreements on terms that are favorable to us, if at all. In addition, we may have limited or no control over the distribution activities of these third parties. These third parties could sell competing products and may devote insufficient sales efforts to our products. As a result, our future revenues from sales of our products, if any, will depend on the success of the efforts of these third parties.

We could face significant liabilities in connection with our technology, products, and business operations, which if incurred beyond any insurance limits, would adversely affect our business and financial condition.

We are subject to a variety of potential liabilities connected to our technology development and business operations, such as potential liabilities related to environmental risks. As a business which markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not. Any such claim of liability, whether meritorious or not, could be time-consuming and/or result in costly litigation. Although we intend to obtain insurance against certain of these risks, no assurance can be given that such insurance will be adequate to cover related liabilities or will be available in the future or, if available, that premiums will be commercially justifiable. If we were to incur any substantial liability and related damages were not covered by our insurance or exceeded policy limits, or if we were to incur such liability at a time when we are not able to obtain liability insurance, our business, financial conditions, and results of operations could be materially adversely affected.

Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our business, results of operations and financial condition or result in the loss of use of the product or service.

We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We own United States and international patents and patent applications for our technologies. We offer no assurance about the degree of protection which existing or future patents may afford us. Likewise, we offer no assurance that our patent applications will result in issued patents, that our patents will be upheld if challenged, that competitors will not develop similar or superior business methods or products outside the protection of our patents, that competitors will not infringe our patents, or that we will have adequate resources to enforce our patents.

To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business could be materially adversely affected.

We rely on our trademarks, trade names, and brand names to distinguish our company and our products and services from our competitors.

Some of our trademarks may conflict with trademarks of other companies. Failure to obtain trademark registrations could limit our ability to protect our trademarks and impede our sales and marketing efforts. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

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In addition, third parties may bring infringement and other claims that could be time-consuming and expensive to defend. In addition, parties making infringement and other claims may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products, services or business methods and could cause us to pay substantial damages. In the event of a successful claim of infringement, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, or at all. It is possible that our intellectual property rights may not be valid or that we may infringe existing or future proprietary rights of others. Any successful infringement claims could subject us to significant liabilities, require us to seek licenses on unfavorable terms, prevent us selling products, services and business methods and require us to redesign or, in the case of trademark claims, rebrand our company or products, any of which could have a material adverse effect on our business, financial condition or results of operations.

The expiration or loss of patent protection and licenses may affect our future revenues and operating income.

Much of our business relies on patent and trademark and other intellectual property protection. Although most of the challenges to our intellectual property would likely come from other businesses, governments may also challenge intellectual property protections. To the extent our intellectual property is successfully challenged, invalidated, or circumvented, or to the extent it does not allow us to compete effectively, our business will suffer. To the extent that countries do not enforce our intellectual property rights or to the extent that countries require compulsory licensing of our intellectual property, our future revenues and operating income will be reduced.

Our research and development efforts may not succeed in developing commercially successful products and technologies, which may cause our revenue and profitability to decline.

To remain competitive, we must continue to launch new products and technology, and enhance our current products and technology. To accomplish this, we must commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technology. We must make ongoing substantial expenditures without any assurance that its efforts will be commercially successful. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products or technology under development will be launched or whether any products or technologies will be commercially successful. Failure to launch successful new products or technology, or enhance existing products or technology may cause our products or technology to become obsolete, causing our revenues and operating results to suffer.

New products and technological advances by our competitors may negatively affect our results of operations.

Our products and technology face intense competition from our competitors' products and technology. Competitors' products and technology may be more effective, more effectively marketed or sold, or have lower prices or superior performance features than our products or technology. We cannot predict with certainty the timing or impact of the introduction of competitors' products or technology.

Our costs may grow more quickly than our revenue, harming our business and profitability.

Providing our products or technology to our customers is costly and we expect our expenses to continue to increase in the future. We expect to continue to invest in our infrastructure in order to provide our products and technology rapidly and reliably to all customers. Our expenses may be greater than we anticipate, and our investments to make our business and our infrastructure more efficient may not be successful. In addition, we may increase marketing, sales, and other operating expenses in order to grow and expand our operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

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The loss of our licensing agreement arrangement with General Electric could negatively affect our results of operations.

We currently have a licensing arrangement with General Electric whereby we may market GE Branded ceiling fans and light fixtures with the SQL Power Plug Technology installed on the product. Through our licensing agreement, we have received order indications from major retailers such as Wal-Mart, Target, Home Depot, Lowes, Costco and ACE Hardware. The loss of our arrangement or the termination of the licensing agreement with General Electric could limit our ability to secure additional customers and thereby could have a material adverse effect on our profitability and financial condition.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

•	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
•	changes in the rate of inflation, interest rates and the performance of investments held by us;
•	changes in the creditworthiness of counterparties that transact business with;
•	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks in the U.S. and other parts of the world, the threat of future terrorist activity in the U.S. and other parts of the world and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
•	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
•	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
•	changes in credit markets impacting our ability to obtain financing for our business operations; or
•	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our Operation and Structure

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.

Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

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If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We will be a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

If we become a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.

Our management has only limited experience operating as a public company. To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Future issuances of our common stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future.

Currently there is no public market for our common stock, and we cannot predict the future prices or the amount of liquidity of our common stock.

Currently, there is no public market for our common stock and a public market may never develop. We may determine in the near future to list our common stock on the OTCBB. However, the OTCBB is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected. Any public market will follow effectiveness of the registration statement for which this prospectus forms a part of and we cannot predict the price at which we will begin trading or the future prices of our common stock.

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We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

The SEC, has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. We expect the market price of our common stock will be less than $5.00 per share and therefore we will be considered a “penny stock” according to SEC rules. This designation requires any broker-dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our common stock and therefore reduce the liquidity of the public market for our shares should one develop.

Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our common stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the common stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our common stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 63,485,919 shares of our common stock, which represents approximately 100% of our current issued and outstanding shares of our common stock, as well as the common stock underlying certain options and warrants with respect to our common stock, as well as common stock issuable upon conversion of the Notes. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price.  In addition some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

Our stockholders may experience significant dilution from the conversion of the Notes and exercise of Warrants and options to purchase shares of our common stock.

We currently have outstanding Notes convertible into 18,056,935 shares of our common stock. Further, we currently have outstanding Warrants and options to purchase up to an aggregate of 9,928,984 shares of our common stock at an exercise price of $0.375 per share. Accordingly, if such Notes, Warrants and options are exercised, in whole or part, prior to their expiration dates, you may experience substantial dilution upon the conversion or exercise of these Notes, Warrants or options. In addition, the likelihood of such dilution may be accelerated if the price of our common stock increases to a level greater than the exercise price of these warrants.

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Our common stock will not be eligible for quotation on the OTCBB, unless we are current in our filings with the Securities and Exchange Commission.

In the event that our common stock is quoted on the OTCBB, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our common stock is not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares. Regardless of whether our common stock is quoted on the over-the-counter bulletin board, under Section 15(d) of the Exchange Act, we will be required to file periodic reports with the SEC once our registration statement becomes effective. See risk factor entitled “We are not a fully reporting company under the Securities Exchange Act of 1934, as amended, and thus subject only to the reporting requirements of Section 15(d).”

We are not a fully reporting company under the Exchange Act and thus subject only to the reporting requirements of Section 15(d).

Until our common stock is registered under the Exchange Act, we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act. Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the SEC when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investors who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations. However, companies that are only required to report under Section 15(d), are not subject to some of the Exchange Act reporting requirements. For example, companies that are only required to report under Section 15(d) are not subject to the short-swing profit reporting requirements, the beneficial ownership reporting requirements, the institutional investor reporting rules and the third-party tender offer rules. Additionally, shareholders in a company that is only required to report under Section 15(d) are not entitled to the benefits of the Exchange Act’s proxy rules.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, other than the year in which the registration statement became effective, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act. Management of the Company, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act, as well as all beneficial ownership reporting requirements under Section 16 of the Exchange Act.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act and the Exchange Act, that involve risk and uncertainties. Any statements contained in this prospectus that are not statements of historical fact may be forward-looking statements. When we use the words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

•	current or future financial performance;
•	management’s plans and objectives for future operations;
•	uncertainties associated with product research and development;
•	uncertainties associated with dependence upon the actions of government regulatory agencies;
•	product plans and performance;
•	management’s assessment of market factors; and
•	statements regarding our strategy and plans.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling shareholders pursuant to this prospectus. The selling shareholders named herein will receive all proceeds from the sale of the shares of our common stock in this Offering. However, we may receive up to $3,648,369 and $75,000 in gross proceeds from the exercise of the Warrants and options, respectively. Please see Selling Shareholders” beginning at page 18.  We will pay all expenses (other than transfer taxes) of the selling shareholders in connection with this Offering.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014.  The table should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus:

As of March 31, 2014
Stockholders’ deficit:
Common stock: $0 value;	$126,400
Additional paid-in capital	6,083,670
Accumulated deficit	(9,113,699)
Total stockholders’ deficit	(2,903,629)
Noncontrolling interest	(42,657)
Total Deficit	$(2,946,286)

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DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price for the sale of common stock held by the selling shareholders of $0.25 per share was arbitrarily determined by us, by using the price paid in our Notes Offering as a benchmark. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this Offering, which is likely to fluctuate.

MARKET FOR COMMON STOCK

There is no public market for our common stock.  Although our common stock is not currently listed on a public exchange, we may seek to obtain a listing on the OTCBB or the OTCQB when the registration statement of which this prospectus forms a part is declared effective by the SEC. In order to be quoted on the OTCBB or the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB or the OTCQB, we will need to comply with ongoing reporting requirements in order to insure that the market maker will continue to quote our stock.

Our common stock may never be quoted on the OTCBB or the OTCQB, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

As of the date of this prospectus, there were 47 stockholders of record.

As of the date of this prospectus, 9,928,984 shares of our common stock were subject to the Warrants and options to purchase our common stock.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

CONVERTIBLE NOTES OFFERING

On November 26, 2013, May 8, 2014 and June 25, 2014 we completed the Notes Offering of our Notes, which include 12% Secured Convertible Promissory Notes and 15% Secured Convertible Promissory Notes, with the Investors. Pursuant to the Notes Offering, each Investor also received Warrants, which are five (5) year common stock warrants to purchase our common stock at $0.375 per share. The Notes are convertible into shares of our common stock at $0.25 per share and are secured by a first priority lien (subject only to an existing note with Signature Bank of Georgia on our intellectual property and all substitutes, replacements and proceeds of the such intellectual property) pursuant to the terms of a Security Purchase Agreement, dated as of November 26, 2013, May 8, 2014 and June 25, 2014, as applicable, by and between us and each Investor. Investors of the 12% Notes received Warrants with 25% coverage based on a pre-determined valuation of the Company. Investors of the 15% Notes received Warrants with 15% coverage, also based on the pre-determined valuation of the Company. Investors with a principal investment amount equal to or greater than $250,000 received Warrants with a bonus 40% coverage; however, if an Investor previously invested $250,000 or more in the Notes Offering, such Investor received Bonus Coverage if such Investor invested $100,000 or more in the Notes Offering.

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SELLING SHAREHOLDERS

The following table provides information about each selling shareholder including how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after this Offering, assuming all shares covered by this prospectus are sold.  Except as disclosed in this prospectus, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders.  Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of this Offering.  However, for purposes of this table, we have assumed that, after completion of this Offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock.  All of the information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information.  The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 63,485,919 shares of our common stock issued and outstanding as of July 31, 2014.  For the purposes of the following table, the number of shares common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name	Number of securities beneficially owned before Offering	Number of securities to be offered	Number of securities owned after Offering	Percentage of securities beneficially owned after Offering
Dov Shiff (1)	13,249,598	13,249,598	–	–%
KRNB Holdings LLC (2)	8,003,969	8,003,969	–	–%
Motek 7 SQL, LLC (3)	7,771,566	7,771,566	–	–%
DropLight LLC (4)	3,960,000	3,960,000	–	–%
David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 (5)	3,300,000	3,300,000	–	–%
James R. Hills (6)	2,454,901	2,454,901	–	–%
Dutchess Opportunity Fund II LP (7)	2,400,000	2,400,000	–	–%
Harry Mittelman Revocable Living Trust (8)	2,310,000	2,310,000	–	–%
XLR-8 (Delaware) LLC (9)	2,150,000	2,150,000	–	–%
Safety Investors 2014, LLC (10)	1,650,000	1,650,000	–	–%

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Israel Kaminsky	1,484,313	1,484,313	–	–%
Thomas Ridge (11)	1,225,000	1,225,000	–	–%
Grannus Financial Advisors (12)	1,000,000	1,000,000	–	–%
Investment 2013, LLC (13)	970,669	970,669	–	–%
301 Office Ventures, LLC (14)	875,000	875,000	–	–%
Enterprise 2013, LLC (15)	762,254	762,254	–	–%
Jacob Steinmetz	576,762	576,762	–	–%
Chris Davis (16)	500,000	500,000	–	–%
Eugene W. Kelly (17)	500,000	500,000	–	–%
John W. Kelly (18)	500,000	500,000	–	–%
Konrad Habsburg (19)	500,000	500,000	–	–%
Michael Perillo (20)	500,000	500,000	–	–%
Serge Kremer (21)	500,000	500,000	–	–%
Tariq Masood (22)	500,000	500,000	–	–%
Gidon Shem-Tov	356,235	356,235	–	–%
Eran Guzi (23)	304,902	304,902	–	–%
Keith Kurland (24)	304,902	304,902	–	–%
Laurie Satanosky (25)	304,902	304,902	–	–%
Noga Solovey (26)	304,902	304,902	–	–%
Dennis Sevel (27)	304,902	304,902	–	–%
Phillips Peter (28)	300,000	300,000	–	–%
Clive Anthony Caunter (29)	250,000	250,000	–	–%
David Scher and Tatiana Scher (30)	250,000	250,000	–	–%
Dirk Horn (31)	250,000	250,000	–	–%
Dutchess Global Strategies Fund LLC (32)	250,000	250,000	–	–%
Judith F. Krandel (33)	250,000	250,000	–	–%
Ami Kohen	200,000	200,000	–	–%
John H. Blair III (34)	200,000	200,000	–	–%
Nisim Farchi	175,000	175,000	–	–%
Reuven Arie Shomrat	175,000	175,000	–	–%
Avishay Rubin	152,451	152,451	–	–%
The Nikko Trust (35)	150,000	150,000	–	–%
Igal Marom	127,227	127,227	–	–%
Debra Shore (36)	125,000	125,000	–	–%
Gregory J. Attorli and Debra Shore JTWROS (37)	125,000	125,000	–	–%
Christopher Lahiji (38)	100,500	100,500	–	–%
David Usha	100,000	100,000	–	–%
Murray Lee	100,000	100,000	–	–%
Patty Barron	100,000	100,000	–	–%
Patricia Kohen	100,000	100,000	–	–%
R. Michael Stunden (39)	92,000	92,000	–	–%
Carol Morton (40)	46,000	46,000	–	–%
Adam Feren	20,000	20,000	–	–%
Ayal Bitton	20,000	20,000	–	–%
Big Hit Exploration, LLC (41)	20,000	20,000	–	–%
Harriet Rosenberg	20,000	20,000	–	–%
Henry Garofalo	20,000	20,000	–	–%
Irene Schuster	20,000	20,000	–	–%
Kelsi Rosneberg	20,000	20,000	–	–%
Lori Feren	20,000	20,000	–	–%
Murray Reffsin	20,000	20,000	–	–%
Pamela Siegelaub	20,000	20,000	–	–%
Robert & Arlene Feldman	20,000	20,000	–	–%

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Robert Wald	20,000	20,000	–	–%
Tramel Exploration, LLC (42)	20,000	20,000	–	–%
Jacob Nagar	16,964	16,964	–	–%
Max Rosneberg	16,000	16,000	–	–%
Betsy Siegelaub	10,000	10,000	–	–%
John Lawrence Sr	10,000	10,000	–	–%
Karen Lippman	10,000	10,000	–	–%
Marc Siegelaub	10,000	10,000	–	–%
Veronica & Bradon Godfrey	10,000	10,000	–	–%

(1)	The 13,249,598 shares of common stock include (i) 8,959,598 shares of common stock owned by Mr. Dov Shiff, (ii) 1,690,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iv) 2,600,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(2)	Mr. Rani Kohen, as Manager of KRNB Holdings LLC, has voting power and dispositive control over these shares.
(3)	Mr. Hillel Bronstein, as Manager of Motek 7 SQL LLC, has voting power and dispositive control over these shares.
(4)	Mr. Ryan Engh, as Manager of Droplight LLC, has voting power and dispositive control over these shares. The 3,960,000 shares of common stock include (i) 1,560,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 2,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(5)	David S. Nagelberg, as Trustee, has voting power and dispositive control over these shares. The 3,300,000 shares of common stock include (i) 1,300,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 2,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(6)	The 2,454,901 shares of common stock include (i) 730,818 shares of common stock owned by Mr. James R. Hills, (ii) 74,083 shares of common stock issuable upon exercise of certain warrants owned by Mr. James R. Hills, (iii) 650,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iv) 1,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(7)	Each of Mr. Michael Novielli and Mr. Douglas Leighton, as Managing Partners of Dutchess Opportunity Fund II LP, has voting power and dispositive control over these shares. The 2,400,000 shares of common stock include (i) 1,400,000 shares of common stock owned by Dutchess Opportunity Fund II LP, (ii) 200,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 800,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(8)	Mr. Harry Mittelman, as Trustee, has voting power and dispositive control over these shares. The 2,310,000 shares of common stock include (i) 910,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 1,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(9)	Mr. Robert L. Nardelli, as the Managing Member of XLR-8 (Delaware) LLC, has voting power and dispositive control over these shares. The 2,150,000 shares of common stock include (i) 750,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 1,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(10)	Mr. Steven Siegelaub, as the Managing Member of Safety Investors 2014, LLC, has voting power and dispositive control over these shares. The 1,650,000 shares of common stock include (i) 650,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 1,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(11)	The 1,225,000 shares of common stock include (i) 875,000 shares of common stock owned by Mr. Thomas Ridge, (ii) 100,000 shares of common stock issuable upon exercise of certain options owned by Mr. Thomas Ridge, (iii) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iv) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
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(12)	Mr. Joseph M. Zappulla, as the President of Grannus Financial Advisors, Inc., has voting power and dispositive control over these shares.
(13)	Mr. Steven Siegelaub, as the Managing Member of Investment 2013, LLC, has voting power and dispositive control over these shares. The 970,669 shares of common stock include (i) 194,134 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 776,535 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(14)	Mr. Steven Siegelaub, as the Managing Member of 301 Office Ventures, LLC, has voting power and dispositive control over these shares.
(15)	Mr. Steven Siegelaub, as the Managing Member of Enterprise 2013, LLC, has voting power and dispositive control over these shares. The 762,254 shares of common stock include (i) 577,046 shares of common stock owned by Enterprise 2013, LLC and (ii) 185,208 shares of common stock issuable upon exercise of certain warrants owned by Enterprise 2013, LLC.
(16)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(17)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(18)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(19)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(20)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(21)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(22)	The 500,000 shares of common stock include (i) 100,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(23)	The 304,902 shares of common stock include (i) 230,819 shares of common stock owned by Mr. Eran Guzi and (ii) 74,083 shares of common stock issuable upon exercise of the certain warrants owned by Mr. Eran Guzi.
(24)	The 304,902 shares of common stock include (i) 230,819 shares of common stock owned by Mr. Keith Kurland and (ii) 74,083 shares of common stock issuable upon the exercise of certain warrants owned by Mr. Keith Kurland.
(25)	The 304,902 shares of common stock include (i) 230,818 shares of common stock owned by Ms. Laurie Satanosky and (ii) 74,084 shares of common stock issuable upon the exercise of certain warrants owned by Ms. Laurie Satanosky.
(26)	The 304,902 shares of common stock include (i) 230,818 shares of common stock owned by Ms. Noga Solovey and (ii) 74,084 shares of common stock issuable upon the exercise of certain warrants owned by Ms. Noga Solovey.
(27)	The 304,902 shares of common stock include (i) 230,819 shares of common stock owned by Mr. Dennis Sevel and (ii) 74,083 shares of common stock issuable upon the exercise of certain warrants owned by Mr. Dennis Sevel.
(28)	The 300,000 shares of common stock include (i) 200,000 shares of common stock owned by Mr. Phillips Peter and (ii) 100,000 shares of common stock issuable upon exercise of the certain options owned by Mr. Phillips Peter.
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(29)	The 250,000 shares of common stock include (i) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(30)	The 250,000 shares of common stock include (i) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(31)	The 250,000 shares of common stock include (i) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(32)	Mr. Michael Novielli, as the sole owner and controlling member of Dutchess Global Strategies Fund LLC, has sole voting power and dispositive control over these shares. The 250,000 shares of common stock include (i) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(33)	The 200,000 shares of common stock include (i) 40,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 160,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(34)	The 200,000 shares of common stock include (i) 40,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 160,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(35)	Litrust AG, as Trustee, has voting power and dispositive control over these shares. The 150,000 shares of common stock include (i) 30,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 120,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(36)	The 125,000 shares of common stock include (i) 25,000 shares of common stock issuable upon exercise of the warrants issued pursuant to the Notes Offering and (ii) 100,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(37)	Mr. Gregory Attori and Mrs. Debra Shore have voting power and dispositive control over these shares. The 125,000 shares of common stock include (i) 25,000 shares of common stock issuable upon exercise of the warrants issued pursuant to the Notes Offering and (ii) 100,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(38)	The 100,500 shares of common stock include (i) 20,100 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 80,400 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(39)	The 92,000 shares of common stock include (i) 12,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 80,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(40)	The 46,000 shares of common stock include (i) 6,000 shares of common stock issuable upon exercise of the warrants issued pursuant to the Notes Offering and (ii) 40,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(41)	Mr. Steven Golding, as Manager of Big Hit Exploration, LLC, has voting power and dispositive control over these shares.
(42)	Mr. Martin Thirer and Ms. Meg Thirer, as Managers of Tramel Exploration, LLC, have voting power and dispositive control over these shares.
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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

You should read the following discussion and analysis in conjunction with our financial statements and related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under Risk Factors.

Safety Quick Light LLC was incorporated in the State of Florida on May 14, 2004.  On November 6, 2012, the company’s board of directors converted Safety Quick Light LLC into Safety Quick Lighting & Fans Corp. We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes.

Safety Quick Light LLC began marketing the SQL Technology in 2007 for installation of light fixtures and ceiling fans during manufacturing and as a kit for installing the SQL Technology in existing light fixtures and ceiling fans.   Our management team determined that it might be able to improve its gross margins if it were to market light fixtures and ceiling fans with its plug technology already installed on fixtures instead of marketing the SQL Technology as an add-on device.  To implement its new business model, during the first quarter of 2010, company management discontinued marketing the SQL Technology as an add-on device; however, existing orders were honored through 2010 and 2011.  To further augment marketing efforts under its new business model, company management sought the endorsement of the SQL Technology from General Electric Company (“GE”). During 2010 and 2011, GE tested the SQL Technology and in June 2011, GE and SQL Lighting & Fans, LLC, a subsidiary of the Company, entered into a trademark licensing agreement (the “License Agreement”) under which SQL Lighting & Fans, LLC was licensed to use the GE monogram logo on its devices and certain other trademarks on its ceiling fans and light fixtures through December 31, 2017.  The License Agreement requires us to pay a percent of revenue generated on our products using the GE monogram logo as a license fee, including minimum license fees payments per year during the term. The License Agreement was amended in April 2013 to extend its term through December 31, 2017 and revised the required minimum license fees.

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Results of Operations

Year Ended December 31, 2013 compared to the Year Ended December 31, 2012

	For the years ended
	December 31, 2013	December 31, 2012	$ Change	% Change

Revenue	$—	$77,646	$(77,646)	-100%

Cost of sales	—	(85,899)	85,899	-100%

Gross loss	—	(8,253)	8,253	-100%

General and administrative expenses	1,401,435	826,367	575,068	70%

Loss from Operations	(1,401,435)	(834,620)	(566,815)	68%

Other Income / (Expense)	(1,206,333)	(35,700)	(1,170,633)	3279%

Net Loss	$(2,607,768)	$(870,320)	(1,737,448)	200%

Net loss per share - basic and diluted	$(0.08)	$(0.03)

Weighted average shares outstanding - basic and diluted	32,128,444	31,133,000

Revenue

Revenue decreased in 2013 to $0 from approximately $78,000 in 2012 due to the company’s lack of revenue generating operations in 2013. The Company has been reengineering its business model to reflect a new business direction.

Cost of Sales

Cost of sales decreased in 2013 to $0 from approximately $86,000 in 2012 since due to the company’s lack of revenue generating operations in 2013. The Company has been reengineering its business model to reflect a new business direction.

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Gross Loss

Gross loss increased from approximately $8,000 in 2012 to $0 in 2013. The increase relates to the Company operating at a gross loss for product sales in 2012 compared to no sales in 2013.

General and Administrative Expenses

Total G&A expenses increased from approximately $826,000 in 2012 to approximately $1,401,000 in 2013.

The primary increases were attributable to the following:

•	Share based payments increased from $0 in 2012 to approximately $754,000 in 2013, this included payments of approximately $563,000 made by existing stockholders to cover corporate expenses as well as $125,000 for a stock sign on bonus to the Company's Chief Executive Officer. The Company also expensed approximately $67,000 in stock option grants to related parties for services rendered.

•	Payment made in 2013 under the royalty and license agreement to GE. No such payments were required in 2012.

Further, decreases in certain items of G&A expenses were attributable to the following:

•	Salaries, wages, travel, entertainment, China related expenses and management fees decreased from approximately $501,000 in 2012 to approximately $102,000 in 2013. The decrease related to the Company's ongoing operations significantly being reduced beginning in the third quarter of 2012. The Company's operations were nominal in 2013 as a new business model was being developed and implemented.

•	Other G&A in 2012 was approximately $267,000 and decreased to approximately $66,000 in 2013. The reduction was related to the cessation of revenue generating activities since the third quarter of 2012.

Loss from Operations

Loss from operations increased to approximately $1,401,000 in 2013 from approximately $834,000 in 2012.

Other Income (Expense)

Total other expenses increased from approximately $36,000 in 2012 to approximately $1,206,000 in 2013.

The primary increases were attributable to the following:

•	The recording of interest expense of approximately $172,000 in 2013 as compared to approximately $36,000 in 2012, which also includes amortization of debt issue costs and debt discount of approximately $104,000 as well as third party bank debt. The debt issue costs and debt discount are derived from the issuance of convertible debt and warrants issued in 2013 treated as derivative liabilities. There was only bank debt related interest in 2012.

•	In 2013, the Company recorded approximately $1,156,000 of derivative expense as compared to $0 in 2012. During 2013, the Company issued convertible debt and warrants that were treated as derivative liabilities. The derivative expense reflected the difference in the fair value of the derivative liabilities as compared to the portion allocated to debt discount. Derivative expense was also recorded in connection with the extinguishment of debt.

•	In 2013, the Company recorded a change in fair value of derivative liability of approximately $34,000 compared to $0 in 2012. This change reflects the Company's fair value mark to market adjustment.

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•	In 2013, the Company recorded a loss on debt extinguishment of approximately $13,000 compared to $0 in 2012. The loss was recorded in connection with the modification of third party debt from conventional debt into convertible debt.

•	In 2013, the Company recorded a gain on debt forgiveness of $100,000 compared to $0 in 2012. The gain represented the forgiveness of third party debt.

Net Loss and Net Loss per Share

The Company's net loss and net loss per share in 2013 was approximately $2,608,000 and $0.08 per share, respectively, as compared to 2012 where net loss was approximately $870,000 and $0.03 per share, respectively. Inflation did not have a material impact on operations for the years ended December 31, 2013 and 2012.

Quarter Ended March 31, 2014 compared to March 31, 2013

	For the Three Months Ended
	March 31, 2014	March 31, 2013	$ Change	% Change

General and administrative expenses	354,785	22,815	331,970	1455%

Loss from Operations	(354,785)	(22,815)	(331,970)	1455%

Other Income / (Expense)	(246,614)	(6,761)	(239,853)	3548%

Net Loss	$(601,399)	$(29,576)	(571,823)	1933%

Net loss per share - basic and diluted	$(0.02)	$(0.00)

Weighted average shares outstanding - basic and diluted	34,520,833	31,133,000

General and Administrative Expenses

Total G&A expenses increased from approximately $23,000 in 2013 to approximately $355,000 in 2014.

The primary increases were attributable to the following:

•	Professional fees increased to approximately $146,000 from $1,000.
•	Salaries and wages increased to approximately $80,000 from $0.

Loss from Operations

Loss from operations increased to approximately $355,000 in 2014 from approximately $23,000 in 2013.

Other Income (Expense)

Total other expenses increased from approximately $7,000 in 2013 to approximately $247,000 in 2014.

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The primary increases were attributable to the following:

•	The recording of interest expense of approximately $336,000 in 2014 as compared to approximately $7,000 in 2013, which also includes amortization of debt issue costs and debt discount of approximately $265,000 as well as third party bank debt. The debt issue costs and debt discount are derived from the issuance of convertible debt and warrants issued in 2013 treated as derivative liabilities. There was only bank debt related interest in 2013.

•	In 2013, the Company recorded a change in fair value of derivative liability of approximately $90,000 compared to $0 in 2013. This change reflects the Company's fair value mark to market adjustment.

Net Loss and Net Loss per Share

The Company's net loss and net loss per share in 2014 was approximately $601,000 and $0.02 per share, respectively, as compared to 2013 where net loss was approximately $30,000 and $0.00 per share, respectively. Inflation did not have a material impact on operations for the years ended December 31, 2013 and 2012.

Interest Expense

The following table details the Company’s interest expense components:

	Year Ended December 31,		3-Months Ended March 31,

	2013	2012	2014
Interest accrued on Notes outstanding.	$40,026	$4,329	$66,475
Interest on SBA loan with Signature Bank	27,274	31,371	5,408
TOTAL INTEREST EXPENSE – Notes Payable	67,300	35,700	71,883
Amortization of Debt Issue Cost	11,986	—	29,794
Amortization of Debt Discount	92,304	—	234,716
	$171,590	$35,700	$336,393

Liquidity and Capital Resources

To date, the Company has not generated sufficient revenue to cover its operating costs and continues to operate with negative cash flow which may require it to seek additional capital to maintain current operations. In addition, if sufficient sales growth is achieved, the Company may be required to enter into financing arrangements to fund its working capital needs. The Company currently has no such financing commitments in place.

On November 26, 2013, the Company completed a first closing of the Notes, generating aggregate gross proceeds of $2,000,000. In addition to the sale of the Notes, holders of $244,133 of the Company’s debt and accrued but unpaid interest agreed to convert the debt into the Notes. As a result, at March 31, 2014, the Company has a total of $2,244,133 of the Notes issued and outstanding. The net proceeds from the sale of the Notes were used to satisfy current accounts payable of approximately $32,000; to satisfy a minimum GE license fee of $400,000; to accomplish required retooling for the production of its SQL Technology at manufacturing plants located in the Guangdong province of China costing an estimated $140,000; and for general working capital purposes.

The Company had a working capital deficiency of approximately $2,291,849 at March 31, 2014, which includes derivative liabilities of $2,661,725. This compares to a working capital deficiency of approximately $1,810,104 at December 31, 2013, which included derivative liabilities of $2,751,504.

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In addition to the operating costs the Company anticipates incurring in the execution of its business plan, it is also responsible for minimum license fee payments under the current license agreement with GE. Under the terms of the License Agreement, the Company is responsible for the following minimum fee payments:

Payment Due:	2014	2015	2016	2017
March 26	-0-	$ 280,000	$ 330,000	$ 360,000
June 26	-0-	$ 560,000	$ 660,000	$ 720,000
September 26	-0-	$ 840,000	$ 990,000	$ 1,080,000
December 26	-0-	$ 1,120,000	$ 1,320,000	$ 1,440,000

Furthermore, under the terms of the sale of the Notes the Company is required to pay accrued interest on the anniversary of the sale and quarterly thereafter until maturity. As such, the Company will be required to pay, in cash, approximately $280,000 in interest payments and approximately $68,000 quarterly thereafter, assuming the Notes remain outstanding.

The Company had no inventory on its balance sheet at March 31, 2014. Company management anticipates minimal, if any; inventory of its SQL Technology and ceiling and fan fixtures. Production of the SQL Technology and fixtures will be originated upon receipt of FOB (free on board) purchase contracts from customers. Upon the completion of each purchase contract, the finished products will be transported from the manufacturer directly to the ports and loaded on vessels secured by the customer, upon which the products become the property of the customer. The Company anticipates the need for a financing facility to support accounts receivable and, potentially, inventory as the need arises. The Company does not currently have such a facility in place and there is no assurance that such a facility can be secured when needed.

The Company’s cash balance as of March 31, 2014 was $641,601. In light of the Company’s projected working capital needs, it intends to seek additional capital which may dilute existing shareholders. There is no guarantee that the Company will be successful in raising additional capital or be successful in the execution of its plans.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

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Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB has issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”.  The guidance in this update supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition.”  In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update.  Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The amendments in ASU No, 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted.  We do not believe the adoption of this update will have a material impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Critical Accounting Policies and Estimates

Valuation of Long-Lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the United States Patent and Trademark Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
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•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Stock-Based Compensation - Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

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Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:
•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.
•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

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Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

From the inception of the Company and through November 6, 2012, the Company was taxed as a pass-through entity (a limited liability company) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes for the period from November 7, 2012 to December 31, 2012. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

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The Company's tax returns are subject to examination by the federal and state tax authorities for the years ended 2012 through 2013.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2013 and 2012.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Related Party Transactions

We are currently party to a consulting agreement with Mr. Rani Kohen, Chairman of the Company’s Board of Directors, pursuant to which we are required to pay cash compensation in the amount of $150,000 per year.

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BUSINESS

Overview

We are a company engaged in the business of developing proprietary technology that enables a quick and safe installation by the use of a power plug for electrical fixtures, such as light fixtures and ceiling fans, into ceiling and wall electrical junction boxes.  As of July 31, 2014, we have three issued U.S. Patents relating to our technology. There are related patents in China (two issued patents) and India (one issued patent and one pending patent application). The intellectual property represented by these patents is a fixable socket and a revolvable plug for conducting electric power and supporting an electrical appliance attached to a wall or ceiling.  The socket is comprised of a non-conductive body that houses conductive rings connectable to an electric power supply through terminals in its side exterior.  The plug, also comprised of a non-conductive body that houses corresponding conductive rings, attaches to the socket via a male post and is capable of feeding electric power to an appliance. The plug also includes a second structural element allowing it to revolve and a releasable latching which, when engaged, provides a retention force between the socket and the plug to prevent disengagement and to support appliances up to 50 pounds.  The socket and plug can be detached by releasing the latch, disengaging the electric power from the plug.  The socket is designed to replace the support bar incorporated in electric junction boxes.  Once attached to the electric junction box, the socket can support fixtures that are plugged-in weighing up to 50 pounds, or up to the weight limit of the electric junction box, if lower than 50 pounds.  The plug is designed to be installed in light fixtures, ceiling fans and wall sconce fixtures.  The combined socket and plug technology is referred to throughout this prospectus as “the SQL Technology”.

Our History

Safety Quick Light LLC began marketing the SQL Technology in 2007 for installation of light fixtures and ceiling fans during manufacturing and as a kit for installing the SQL Technology in existing light fixtures and ceiling fans.   Our management team determined that it might be able to improve its gross margins if it were to market light fixtures and ceiling fans with its plug technology already installed on fixtures instead of marketing the SQL Technology as an add-on device.  To implement its new business model, during the first quarter of 2010, company management discontinued marketing the SQL Technology as an add-on device; however, existing orders were honored through 2010 and 2011.  To further augment marketing efforts under its new business model, company management sought the endorsement of the SQL Technology from GE. During 2010 and 2011, GE tested the SQL Technology and in June 2011, GE and SQL Lighting & Fans, LLC, a subsidiary of the Company, entered into the License Agreement, under which SQL Lighting & Fans, LLC was licensed to use the GE monogram logo on its devices and certain other trademarks on its ceiling fans and light fixtures through December 31, 2017.  The License Agreement requires us to pay a percent of revenue generated on our products using the GE monogram logo as a license fee, including minimum license fees payments per year during the term. The License Agreement was amended in April 2013 to extend its term through December 31, 2017 and revised the required minimum license fees. The License Agreement was further amended in July 2014 to remove minimum license fees for 2014. The current License Agreement terms are as follows:

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Payment Due Date	2013	2014	2015	2016	2017
March 26	$0	$0	$280,000 plus Calculated Additional Royalty	$330,000 plus Calculated Additional Royalty	$360,000 plus Calculated Additional Royalty
June 26	$0	$0	$560,000 plus Calculated Additional Royalty	$660,000 plus Calculated Additional Royalty	$720,000 plus Calculated Additional Royalty
September 26	$0	$0	$840,000 plus Calculated Additional Royalty	$990,000 plus Calculated Additional Royalty	$1,080,000 plus Calculated Additional Royalty
October 30	$400,000	$0	$0	$0	$0
December 26	$0	$0	$1,120,000 plus Calculated Additional Royalty	$1,320,000 plus Calculated Additional Royalty	$1,440,000 plus Calculated Additional Royalty

The License Agreement enables us to market ceiling fans and light fixtures with the SQL Technology using the GE logo. The License Agreement imposes certain manufacturing and quality control conditions that we must maintain. In addition to marketing ceiling fans and light fixtures under the GE logo and trademarks, we have the right to offer private label ceiling fans and light fixtures with our technology installed to retailers that market private label products.

In July 2012, we entered into a sales and marketing agreement with Design Solutions International, Inc. (“DSI”), a privately held, lighting industry design and marketing firm, (the “DSI Agreement”). Founded in 2001, DSI is headquartered in Fort Lauderdale, Florida and maintains a 22-person production quality control and development office in the Guangdong province of China. DSI was founded in 2001 by two lighting professionals with over 25-years lighting product sales experience each with Catalina Lighting, Zellers, Dana Lighting and Lite Factory, among others. DSI sells light fixtures to large retail organization such as Walmart, Costco, The Home Depot, BJ’s Wholesale Club, Sam’s Club and others throughout North America. Under the terms of the DSI Agreement, DSI will serve as the Company’s exclusive sales representative for all its products and goods in the United States and Canada. For its services, DSI will receive a commission based on net sales.

On November 6, 2012, Safety Quick Light LLC was converted into Safety Quick Lighting & Fans Corp. at which time all tangible and intangible assets and liabilities were transferred to the surviving company. The Company’s headquarters are located at 3060 Peachtree Road, Suite 390, Atlanta, Georgia. The Company’s operations currently consist of a corporate management team operating in the Atlanta, Georgia offices. The Company relies on third party manufactures to produce its SQL Technology and the ceiling fans and light fixtures in which SQL Technology is imbedded. The manufacturers currently used by the Company are located in Guangdong province of China and, as required by its licensing agreement with GE, are approved by GE to ensure quality standards are met. To further ensure that quality specifications are maintained, the Company maintains an office in the Guangdong province staffed with professional engineers who regularly inspect its products produced by the third party manufacturer.

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Competition

We currently face competition from traditional lighting technologies. There are numerous traditional light manufacturing companies, worldwide, many of which are significantly larger than us. Traditional lighting technologies have the advantage of a long history of market acceptance and developed relationships with retailers and distributors. We will actively seek to educate our target markets as to the advantages of our technology compared to traditional installation methods and believe the achievement of this objective is critical to our future. Although our technology is proprietary and patent protected, there can be no assurance that a large conventional lighting company will not invent a competing technology that offers similar installation efficiencies and enter the market and utilize its resources to capture significant market share and adversely affect our operating results.

We believe our products with the SQL Technology can effectively compete against traditional lighting in the areas of installation, maintenance and safety. The SQL Technology offers the advantage of ease of installation and replacement. This feature is superior to other lighting systems, which can require the service of professional electricians to install and remove. Once SQL’s socket is correctly installed in a ceiling or wall electrical junction box, there is no exposure to live electrical wires resulting in an additional advantage in the area of safety. Furthermore, the installation of our socket, which weighs approximately four (4) ounces, requires significantly less work and exertion compared to traditional ceiling light or fan fixtures, which ordinarily weigh in excess of ten (10) pounds and can weigh hundreds of pounds. As the manufacturing costs of producing the SQL Technology is minimal, currently costing less than $4.00 per unit, our products should favorably compete with traditional lighting on the basis of price. There can be no assurance, however, that the current competitors directly involved in this industry or a new competitor will not develop processes or technology which will allow them to decrease their costs, and consequently, erode our price advantage.

The primary vendors of ceiling lighting and fans include the following:

List of Competitors for Lighting

Progress Lighting

Minka Lavery

Quiozel

Bel-Air Lighting

Lowes Portfolio Brand

Home Depot Hampton Bay Brand

Catalina Lighting

Eurofase

Eglo

Generation Brands

Murray Feiss

Kichler

List of Competitors for Fans Litex Ceiling Fans Hunter Fans Lowes Harbor Breeze Home Depot Hampton Bay Brand Casablanca Fans Minka-Aire Fans Monte Carlo Fans Kichler Fans Westinghouse

Competitive Position

There is significant competition in the ceiling lighting and fan market place, though we believe we have a competitive advantage due to the strength of our SQL Technology. This competitive advantage extends to customers both in the residential as well as the commercial markets. The SQL Technology is patented or trademarked in the United States of America, Canada, Mexico, Hong Kong, China, and Australia. The Company faces competitive forces from traditional approaches towards ceiling lighting and fans installations. While it is unclear whether SQL's unique technology will gain significant market penetration, the Company believes that its safety and installation efficiency features will gain market acceptance since it significantly reduces the time necessary to install such fixtures and, after a one-time installation of the socket component, eliminates further exposure to electrical wires when used in conjunction with fixtures in which the plug is installed.

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To further bolster the Company’s competitive position, it has engaged the support of DSI, a lighting design and marketing firm whose existing customer base includes Walmart, Costco, The Home Depot, BJ’s Wholesale Club, Sam’s Club and others major retailers throughout North America. DSI’s management boasts an average of 25-years’ experience in the lighting industry with leading manufacturers such as Catalina Lighting, Zellers, Dana Lighting and Lite Factory among others. DSI will provide sales and marketing support in North America and sourcing and production management support in China. In addition to DSI’s sales and marketing support, the Company’s products will also be sold through GE’s lighting sales group as a condition of it licensing agreement. The Company believes the combination of DSI and GE sales support will enable it to effectively competitive in the ceiling lighting and fan market.

Intellectual Property

We have developed a proprietary technology, the SQL Technology, that we believe provides us with a competitive advantage in the lighting and ceiling fan fixture marketplace. We protect the SQL Technology through the use of an intellectual property protection strategy that is focused on patent protection. As of July 31, 2014, we have three issued U.S. Patents relating to our quick connect device for electrical fixtures. There are related patents in China (two issued patents) and India (one issued patent and one pending patent application). We intend to maintain this intellectual property protection for the SQL Technology.

The issued patents are directed to various aspects of our plug and socket combination that comprise the quick connect device. The issued patents provide patent protection for our quick connect device, regardless of the electrical fixture used with the quick connect device. As further innovations are developed, we intend to seek additional patent protection to enhance our competitive advantage.

Employees

As of July 31, 2014, we had three full time employees in the United States of America and three employees in the Peoples Republic of China. In addition to these salaried employees, the Company’s Chairman of the Board, Rani Kohen, serves as a paid consultant to the Company on operational activities. Mr. Kohen is the founder of Safety Quick Lighting & Fans Corp. and has served as its chief executive office prior to Mr. Hills assuming this role. Mr. Kohen has 25 years of experience in the lighting industry having owned over 20 lighting stores and creating the SQL Technology.

Our Corporate Information

Our principal executive offices are located at One Buckhead Plaza, 3060 Peachtree Road, Suite 390, Atlanta, Georgia 30305 and our phone number is (770) 754-4711.

Available Information

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Chief Executive Officer at our corporate headquarters.  Additionally, the documents we file with the SEC is or will be available free of charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Other information on the operation of the Public Reference Room is or will be available by calling the SEC at (800) SEC-0330.

PROPERTIES

Our corporate offices are located at One Buckhead Plaza, 3060 Peachtree Road, Suite 390, Atlanta, Georgia 30305.   The monthly rent related to our lease is $6,755 per month, subject to increases in subsequent years.

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LITIGATION

We are not party, nor is our property subject, to any material pending legal proceedings.

MANAGEMENT

The following is a list of our directors and executive officers.  All directors serve one-year terms or until each of their successors are duly qualified and elected.  The officers are elected by our Board.

Name	Age	Position
Mr. James R. Hills	64	Chief Executive Officer, Director
Mr. Rani Kohen	48	Director, Chairman
Mr. Phillips Peter	82	Director
Mr. Thomas Ridge	68	Director
Mr. Dov Shiff	67	Director

James R. Hills has served as our President & Chief Executive Officer and as a director since January 2013. Jim is also currently a member of the board of directors and compensation committee of TyraTech, Inc. From August 1996 to February 2010, he served as President & Chief Executive Officer of Gulfstream Home & Garden, Inc., a business he founded in 1996 and sold to Central Garden & Pet Company in 2005. Prior to that, he was an owner and President & Chief Executive Officer of Weatherly Consumer Products, Inc., the marketer of the Jobe’s fertilizer product line from 1989 up until its sale in 1996. Since 2003 he has served as the lead director of Nottingham Spirk, an innovation and design firm that has created significant revenue streams for some of the country’s largest consumer product firms to include products such as Little Tikes, SwifferVac, Crest Spin Brush and Dirt Devil vacuum cleaners. Jim has over 40 years of experience in the consumer packaged goods industry and in working with major U.S. retailers. Jim held management positions in marketing, sales and operations with the Gillette Company and Coca Cola before starting his own companies. None of the firms Jim has owned or worked with previously have been a parent, subsidiary or other affiliate of the Company. Our Board believes Jim’s qualifications to serve as a member of our Board and as the Chief Executive Officer include his extensive industry experience and his successful track record in creating new products and businesses.

Rani Kohen has served as a Chairman of the Board of Directors since November 2012. Rani founded the Company and began development of the Company’s power plug technology in 2004. Rani served as the Company’s Chief Executive Officer until December 2012, when he was succeeded by James R. Hills, our current Chief Executive Officer. Rani has over twenty-five years in the retail lighting industry. He opened his first retail lighting showroom in 1988 in Israel, and built the business into the largest chain of retail lighting showrooms in the country. Our Board believes Rani’s qualifications to serve as Chairman of our Board include his deep understanding of the Company’s business and products, his years of experience in the retail lighting industry, and his past experience as the Company’s Chief Executive Officer.

Governor Thomas J. Ridge has served as a director since June 2013. In 2013, Tom co-founded Ridge Schmidt Cyber, an executive services firm addressing the increasing demands of cyber security. In April 2010, Tom became a partner in Ridge Policy Group, a bi-partisan, full-service government affairs and issue management group. Tom has served as President and Chief Executive Officer of Ridge Global, LLC, a global strategic consulting company, since July 2006. From January 2003 to January 2005, Tom served as the Secretary of the United States Department of Homeland Security, and from 2001 through January 2003, Tom served as the Special Assistant to the President for Homeland Security. Tom served two terms as Governor of the Commonwealth of Pennsylvania from 1995 to 2001, and served as a member of the U.S. House of Representatives from 1983 through 1995. Tom currently serves as a member of the board of two public companies, The Hershey Company and Lifelock, and has previously served on the board of five other public companies. Tom is Chairman of the Board of the National Organization on Disability, and serves as a board member on the Board of Public Finance Management, the Institute for Defense Analysis, the Center for the Study of the Presidency, and the Oak Ridge National Lab. Our Board believes Tom’s qualifications to serve as a member of our Board include his vast experience in both government and industry, his service on other public and private company boards, and his expertise in retail, risk management, and cyber security.

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Phillips Peter has served as a director since November 2012. Phil began practicing law at Reed Smith LLP in 1994, where he is of counsel. Phil focuses his practice on legislative and regulatory matters before Congress, the executive branch of the federal government, and other administrative agencies. Prior to joining Reed Smith LLP, Phil was an officer at General Electric Company, where he held executive positions from 1973 to 1994. Phil is also a veteran of the U.S. Army. Our Board believes Phil’s qualifications to serve as a member of our Board include his role as a past advisor to the Company, his extensive experience in regulatory affairs, his past industry experience, and his demonstrated leadership ability.

Dov Schiff has served as a director since February 2014. Dov is presently President and Chief Executive Officer of the Shiff Group of Companies. The Shiff Group owns and operates hotels and other real estate in Israel, including Hayozem Resorts & Hotels Ltd., Marina Hotel Tel Aviv Ltd. and Zvidan Investments Ltd. Our Board believes Dov’s qualifications to serve as a member of our Board include his role as a past advisor to the Company and his history of success developing and operating new businesses.

Committees of the Board of Directors

We presently do not have an audit committee, nominating committee, compensation committee, or other committee or committees performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or other committees.

Board Structure

We have chosen to separate the Chief Executive Officer and Board Chairman positions.  We believe that this Board leadership structure is the most appropriate for the Company.  Our chairman, the founder of the Company, provides us with significant experience in research and development. Our Chief Executive Officer who is responsible for day to day operations who brings significant experience to the Company.

Family Relationships

There are no family relationships among the directors and executive officers.

Involvement in Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last five years, (ii) been convicted in or has pending any criminal proceedings, (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

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EXECUTIVE COMPENSATION

As a “smaller reporting company,” we have elected to follow scaled disclosure requirements for smaller reporting companies. Under the scaled disclosure obligations, we are not required to provide Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation. Nor are we required to quantify payments due to the named executives upon termination of employment. Management believes that the scaled disclosure for the Company’s executive compensation policy and practices is appropriate because we will be a small publicly-traded company, have only one named executive and have a relatively simple compensation policy and structure that has not changed in the last fiscal year.

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the last two fiscal years to our Chief Executive Officer (principal executive officer).  No employee received compensation in excess of $100,000 in the past two fiscal years.

Summary Compensation Table for Fiscal 2012, 2013 and Three Months Ended March 31, 2014

Name and Principal Position (a)	Year (b)	Salary ($)(c)	All Other Compensation ($)(i)(2)	Total ($)(j)
James R. Hills (1)
Chief Executive Officer	2012	$0	$0	$0
	2013	$0	$0	$0
	2014	$36,615	$0	$36,615

(1)	Under an employment agreement dated November 15, 2013, Mr. Hills receives a gross annual salary of $150,000 per year, effective January 1, 2014. Mr. Hills also received 1,250,000 shares of the Company’s common stock, 500,000 shares vested immediately, the remaining 750,000 vest ratable over 3 years beginning December 31, 2014.
(2)	Although Mr. Hills received no compensation as our Chief Executive Officer, Mr. Hills received $16,000 during 2012 for consulting services provided to the Company.

Employment Agreements

On March 26, 2014 we entered into an Amended and Restated Executive Employment Agreement (the “CEO Agreement”) with James R. Hills, our Chief Executive Officer. The term of the CEO Agreement is for five (5) years, beginning on January 1, 2014. Subject to the customary terms and conditions of such agreements, the CEO Agreement provides that Mr. Hills will receive a base salary of $150,000 in 2014, which may be increased each year at our Board’s discretion. As further consideration, the CEO Agreement includes a sign-on bonus of 1,250,000 shares of the Company’s common stock, to be vested as described below in the section “Outstanding Equity Awards,” and incentive compensation equal to (i) one-half a percent (0.5%) of our annual gross revenue plus bonus payments based on us reaching escalating revenue hurdles; (ii) five percent (5%) of our annual net income; and (iii) five (5) year options to purchase shares of our common stock equal to one and one-half percent (1.5%) of our quarterly net income, with a strike price to be determined at the time such options are granted.

Pursuant to the CEO Agreement, if terminated by our Board without cause, Mr. Hills will be entitled to receive all unpaid salary due through the term of the CEO Agreement, incentive compensation then due, and all unvested sign-on bonus shares of our common stock. Under the CEO Agreement, termination for cause includes (i) acts of fraud, embezzlement, theft or neglect of or refusal to perform the duties of our Chief Executive Officer, provided that such refusal or neglect is materially injurious to our financial condition or our reputation; (ii) a material violation of the CEO Agreement left uncured for more than 30 days; or (iii) Mr. Hills’ death, disability or incapacity.

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Consulting Agreements

On November 25, 2013, we entered into a Consulting Agreement with our founder and the Chairman or our Board, Rani Kohen (the “Consulting Agreement”). The term of the CEO Agreement is for three (3) years, beginning on December 1, 2013. Subject to the customary terms and conditions of such agreements, the Consulting Agreement provides that Mr. Kohen will receive an annual consulting fee of $150,000, which may be increased each year at our Board’s discretion. As further consideration, the Consulting Agreement includes incentive compensation in the form cash, stock and/or options (i) equal to one-half a percent (0.5%) of our annual gross revenue; and (ii) to be determined by our Board on a project-by-project basis.

Pursuant to the CEO Agreement, if terminated by our Board without cause, Mr. Kohen will be entitled to receive all unpaid salary due through the term of the CEO Agreement, and any incentive compensation or other bonus compensation then due. If otherwise terminated by the Board, Mr. Kohen will be entitled to only receive 50% of the unpaid applicable annual consulting fee. Under the Consulting Agreement, termination for cause includes (i) an act of fraud, embezzlement, or theft; (ii) a material violation of the Consulting Agreement left uncured for more than 30 days; or (iii) Mr. Kohen’s death, disability or incapacity.

Outstanding Equity Awards

James R. Hills, our Chief Executive Officer received 1,250,000 shares of our common stock pursuant to the CEO Agreement. 500,000 shares of common stock vested immediately upon execution of the Executive Employment Agreement with Mr. Hills, dated as of November 15, 2013 (as amended and restated by the CEO Agreement). The remaining shares of common stock will vest in equal increments of 250,000 shares on December 31, 2014, December 31, 2015, and December 31, 2015. The Company has made no other equity awards in the form of executive compensation.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

Director Compensation

We do not pay cash compensation to our directors for service on our Board and our employees do not receive compensation for serving as members of our Board.  Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board members.  However, Messrs. Peter and Ridge each received options on September 3, 2013, which expire five (5) years from the grant date, to purchase 100,000 shares of our common stock at an exercise price of $0.375 as compensation for past services on our Board.

Indemnification of Officers and Directors

Our bylaws provide that we shall indemnify, to the fullest extent permitted by applicable law, our officers, directors, employees and agents against expenses incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors, employees, agents or in other capacities.

We currently maintain director’s and officer’s liability insurance through AON Risk Solutions from AIG.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of our voting stock beneficially owned, as of July 31, 2014 by (i) those persons known by the Company to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officer, and (iv) all executive officers and directors as a group:

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Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (1)
Directors:
Common Stock	Mr. James R. Hills 3060 Peachtree Road, Suite 390 Atlanta, GA 30305 (2)	2,454,901	6.59%

Common Stock	KRNB Holdings LLC 3245 Peachtree Parkway Suwanee, GA 30024 (3)	8,003,969	22.55%

Common Stock	Mr. Phillips Peter 1301 K Street, NW Washington, D.C. 20005 (4)	300,000	*

Common Stock	Mr. Thomas Ridge 1140 Connecticut Avenue, NW, Suite 510 Washington, D.C. 20036 (5)	1,225,000	3.43%

Common Stock	Mr. Dov Shiff 167 Hayarkon Street Tel Aviv 31032 Israel (6)	13,249,598	33.30%

Named Executive Officers:

Common Stock	Mr. James R. Hills 3060 Peachtree Road, Suite 390 Atlanta, GA 30305 (2)	2,454,901	6.59%

Common Stock	All directors and executive officers as a group (5 persons)	25,233,468	60.42%

5% Shareholders:

Common Stock	Mr. Dov Shiff 167 Hayarkon Street Tel Aviv 31032 Israel (6)	13,249,598	33.30%

Common Stock	KRNB Holdings LLC 3245 Peachtree Parkway Suwanee, GA 30024 (3)	8,003,969	22.55%

Common Stock	Motek 7 SQL LLC 19101 Mystic Pointe Drive, Apt. 2808 Aventura, FL 33180 (7)	7,771,566	21.89%

Common Stock	Droplight LLC 2711 S. Ocean Drive #3463 Hollywood, FL 33017 (8)	3,960,000	10.04%

Common Stock	David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 99 Coast Boulevard, Unit 21 DE LaJolla, CA 92037 (9)	3,300,000	8.51%

Common Stock	Mr. James R. Hills 3060 Peachtree Road, Suite 390 Atlanta, GA 30305 (2)	2,454,901	6.59%

Common Stock	Dutchess Opportunity Fund II LP 50 Commonwealth Avenue, Suite 2 Boston, MA 02116 (10)	2,400,000	6.58%

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Common Stock	Harry Mittelman Revocable Living Trust 12100 Katie Drive Los Altos Hills, CA 94022 (11)	2,310,000	6.11%

Common Stock	XLR-8 (Delaware) LLC 3060 Peachtree Road NW, Suite 380 Atlanta, GA 30305 (12)	2,150,000	5.71%

* Less than 1%

(1)	Applicable percentages are based on 35,500,000 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.
(2)	Mr. James R. Hills beneficially owns 2,454,901 shares of common stock, including (i) 730,818 shares of common stock owned prior to the Notes Offering, (ii) 74,083 shares of common stock issuable upon exercise of certain warrants owned by Mr. James R. Hills, (iii) 650,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iv) 1,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(3)	Mr. Rani Kohen has beneficial ownership over these shares as Manager of KRNB Holdings LLC. Pursuant to the terms of a Lock-Up and Leak Out Agreement, dated as of November 15, 2013, by and between the Company and Mr. Rani Kohen, Mr. Rani Kohen has agreed to lock up his shares for a period of twenty-four (24) months after the execution and pursuant to the terms thereof.
(4)	Mr. Phillips Peter beneficially owns 300,000 shares of our common stock, including (i) 200,000 shares of common stock owned prior to the Notes Offering and (ii) 100,000 shares of common stock issuable upon exercise of options held by Mr. Phillips Peter.
(5)	Mr. Thomas Ridge beneficially owns 1,225,000 shares of our common stock, including (i) 875,000 shares of common stock owned prior to the Notes Offering, (ii) 100,000 shares of common stock issuable upon exercise of options held by Mr. Thomas Ridge, (iii) 50,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iv) 200,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(6)	Pursuant to the terms of a Lock-Up and Leak Out Agreement, dated as of November 13, 2013, by and between the Company and Mr. Dov Shiff, Mr. Shiff has agreed to lock up his shares for a period of twenty-four (24) months after the execution and pursuant to the terms thereof. Mr. Shiff beneficially owns 13,249,598 shares of common stock, including (i) 8,959,598 shares of common stock owned by Mr. Shiff, (ii) 1,690,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 2,600,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(7)	Pursuant to the terms of a Lock-Up and Leak Out Agreement, dated as of November 13, 2013, by and between the Company and Motek 7 SQL LLC, Motek 7 SQL LLC has agreed to lock up its shares for a period of twenty-four (24) months after the execution and pursuant to the terms thereof.
(8)	Droplight LLC beneficially 3,960,000 shares of our common stock, including (i) 1,560,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 2,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(9)	The David S. Nagelberg 2003 Revocable Trust DTD 7/2/03 beneficially owns 3,300,000 shares of common stock, including (i) 1,300,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 2,000,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
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(10)	Pursuant to the terms of a Lock-Up and Leak Out Agreement, dated as of November 12, 2013, by and between the Company and Dutchess Opportunity Fund II LP, Dutchess Opportunity Fund II LP has agreed to lock up 1,400,000 of its shares for a period of twenty-four (24) months after the execution and pursuant to the terms thereof. Dutchess Opportunity Fund II LP beneficially owns 2,400,000 shares of our common stock, including (i) 1,400,000 shares of common stock purchased after the Notes Offering, (ii) 200,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (iii) 800,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(11)	The Harry Mittelman Revocable Living Trust beneficially owns 2,310,000 shares of common stock, including (i) 910,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 1,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.
(12)	XLR-8 (Delaware) LLC beneficially owns 2,150,000 shares of common stock, including (i) 750,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Notes Offering and (ii) 1,400,000 shares of common stock issuable upon conversion of the Notes issued pursuant to the Notes Offering.

RELATED PARTY TRANSACTIONS

We are currently party to a consulting agreement with Mr. Rani Kohen, Chairman of the Company’s Board of Directors, pursuant to which we are required to pay cash compensation in the amount of $150,000 per year.

DESCRIPTION OF SECURITIES

We are authorized to issue 500,000,000 shares of common stock, no par value.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Registration Rights

On November 26, 2013, May 8, 2014 and June 25, 2014, we entered into the Registration Rights Agreements. The Registration Rights Agreements requires us to file, within sixty (60) days following execution of the applicable Registration Rights Agreement and to have the registration statement declared effective by the SEC within ninety (90) days thereafter. The registration statement of which this prospectus forms a part has been filed to satisfy our obligation under the Registration Rights Agreement. Because we were unable to file a registration statement pursuant to terms of each Registration Rights Agreement dated as November 26, 2013, we are currently in default under such Registration Rights Agreements for the notes sold in November 2013.

Lock-Up Agreements

In connection with the Notes Offering, certain of our shareholders agreed to lock-up their respective shares, or a portion thereof, for a period of twenty-four (24) months pursuant to the terms of a Lock-Up and Leak-Out Agreement (the “Lock-Up”). Pursuant to the Lock-Up, upon the earlier of November 1, 2014 or the effectiveness of the Company’s registration statement, shareholders may begin selling a percentage of the common stock held by such shareholder based on the price of our common stock in the open market at the time of sale.

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Anti-Takeover Provisions – Florida Law

Unless a corporation opts out, the Florida Business Corporation Act (FBCA) prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined in the FBCA as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within any of the following ranges of voting power: one-fifth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power, and a majority or more of all voting power. However, an acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors before the acquisition, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party. Our articles of incorporation include a provision which opts us out of the “control share acquisition” statute under the FBCA.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

Pacific Stock Transfer is acting as our transfer agent.  The address information for Pacific Stock Transfer is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, the phone number is (702) 361-3033 and the facsimile is (702) 433-1979.

Share Eligible for Future Sale

We are registering 63,485,919 shares of common stock.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 63,485,919 shares of common stock. The selling shareholders may offer their shares at $0.25 per share until our shares are reported on the OTCBB or quoted on an exchange, if any, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling security holders. However, we will receive up to $3,648,369 and $75,000 in gross proceeds from the exercise of outstanding warrants and options, respectively.

The securities offered by this prospectus will be sold by the selling shareholders from time to time, in one or more transactions. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

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In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling shareholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling shareholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time on a continuous basis.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTCBB Considerations

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCBB.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Table of Contents	51

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The audited consolidated financial statements appearing in this prospectus and registration statement for the years ended December 31, 2013 and 2012 and for each of the years in the two year period ended December 31, 2013, have been audited by Bongiovanni & Associates, PA, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Table of Contents	52

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this Offering.  This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement.  For further information with respect to us and the shares of our common stock to be sold in this Offering, we make reference to the registration statement.   You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10:00 AM to 3:00 PM.   You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement.  The website address is www.sec.gov.

Table of Contents	53

FINANCIAL STATEMENTS

SAFETY QUICK LIGHTING & FANS CORP AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Table of Contents	F-1

Table of Contents	F-2

7951 SW 6th St., Suite. 216

Plantation, FL 33324

Tel: 954-424-2345

Fax: 954-424-2230

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Safety Quick Lighting & Fans Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of Safety Quick Lighting & Fans Corp. and Subsidiary (“the Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ deficit, and consolidated cash flows for the years ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013 and 2012, and the results of its operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has insufficient working capital, a stockholders’ deficit and recurring net losses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

Certified Public Accountants

Plantation, Florida

The United States of America

July 15, 2014

www.ba.cpa.net

Table of Contents	F-3

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Balance Sheets
December 31, 2013 and 2012

	2013	2012
Assets
Current assets:
Cash	$1,132,974	$736
Prepaid expenses	40,000	—
Other	—	2,500
Total current assets	1,172,974	3,236
Furniture and Equipment - net	6,046	295
Other assets:
Patent - net	24,697	27,154
Debt issue costs - net	235,211	—
Total other assets	259,908	27,154
Total assets	$1,438,928	$30,685

Liabilities and Stockholders (Deficit)
Current liabilities:
Accounts payable & accrued expenses	$107,380	$58,011
Notes payable - third party	98,086	236,325
Notes payable - related party	26,108	133,000
Derivative liabilities	2,751,504	—
Total current liabilities	2,983,078	427,336
Long term liabilities:
Convertible debt - net	361,245	—
Convertible debt - related parties - net	50,000	—
Notes payable	405,117	503,209
Total long term liabilities	816,362	503,209
Total liabilities	3,799,440	930,545

Stockholders' deficit:
Preferred stock: $0 par value, 20,000,000 shares authorized;
0 shares issued and outstanding	—	—
Common stock: $0 par value, 500,000,000 shares authorized;
34,500,000 and 31,133,000 shares issued and outstanding
at December 31, 2013 and 2012, respectively	126,400	—
Additional paid-in capital	6,068,045	5,066,867
Accumulated deficit	(8,519,517)	(5,946,182)
Total Stockholders' deficit	(2,325,072)	(879,315)
Noncontrolling interest	(35,440)	(20,545)
Total Deficit	(2,360,512)	(899,860)

Total liabilities and stockholders' deficit	$1,438,928	$30,685

Table of Contents	F-4

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Operations
December 31, 2013 and 2012

	2013	2012

Sales	$—	$77,646

Cost of sales	—	(85,899)

Gross loss	—	(8,253)

General and administrative expenses	1,401,435	826,367

Loss from operations	(1,401,435)	(834,620)

Other income (expense)
Interest expense	(171,590)	(35,700)
Derivative expenses	(1,156,262)	—
Change in fair value of embedded derivative liabilities	34,250	—
Loss on debt extinguishment	(12,731)	—
Gain on debt forgiveness	100,000	—
Total other expense - net	(1,206,333)	(35,700)

Net loss including noncontrolling interest	(2,607,768)	(870,320)
Less: net loss attributable to noncontrolling interest	(34,433)	(25,738)
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(2,573,335)	$(844,582)

Net loss per share - basic and diluted	$(0.08)	$(0.03)

Weighted average number of common shares outstanding during the year - basic and diluted
	32,128,444	31,133,000

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statement of Stockholders' Deficit
Years Ended December 31, 2013 and 2012

	Preferred Stock		Common Stock, $0 Par		Additional		Non	Total
	$0 Par Value		Value		Paid-	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Interest	Deficit

Balances, December 31, 2011	—	$—	31,133,000	$—	$4,294,675	$(5,101,600)	$—	$(806,925)

Sale of 4.5% interest in subsidiary	—	—	—	—	768,807	—	5,193	774,000

Imputed interest	—	—	—	—	3,385	—	—	3,385

Net loss	—	—	—	—	—	(844,582)	(25,738)	(870,320)

Balances, December 31, 2012	—	—	31,133,000	—	5,066,867	(5,946,182)	(20,545)	(899,860)

Debt forgiveness - related parties	—	—	—	—	83,000	—	—	83,000

Reclassification of derivative liability associated with warrants	—	—	—	—	311,709	—	—	311,709

Loss on debt extinguishment - related party	—	—	—	—	(3,278)	—	—	(3,278)

Exercise of stock warrants for cash	—	—	1,400,000	1,400	—	—	—	1,400

Common stock issued for services - related party - ($0.25/share)	—	—	500,000	125,000	—	—	—	125,000

Issuance of shares to reacquire 4.5% ownership in subsidiary - ($0.25/share)	—	—	1,467,000	—	(19,538)	—	19,538	—

Table of Contents	F-6

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statement of Stockholders' Deficit (Continued)
Years Ended December 31, 2013 and 2012

	Preferred Stock		Common Stock, $0 Par		Additional		Non	Total
	$0 Par Value		Value		Paid-	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Interest	Deficit

Common stock transferred from existing stockholders for services rendered - ($0.25/share)	—	—	—	—	562,500	—	—	562,500

Stock options issued for services - related parties	—	—	—	—	66,785	—	—	66,785

Net loss	—	—	—	—	—	(2,573,335)	(34,433)	(2,607,768)

Balances, December 31, 2013	—	$—	34,500,000	$126,400	$6,068,045	$(8,519,517)	$(35,440)	$(2,360,512)

Table of Contents	F-7

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows
December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(2,573,335)	(844,582)
Net loss attributable to noncontrolling interest	(34,433)	(25,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	—	22,047
Depreciation expense	262	440
Amortization of debt issue costs	11,986	—
Amortization of debt discount	92,304	—
Amortization of patent	2,457	2,457
Change in fair value of derivative liabilities	(34,250)	—
Derivative expense	1,156,262	—
Loss on debt extinguishment	12,731	—
Gain on debt forgiveness	(100,000)	—
Common stock transferred from existing stockholders for services rendered	562,500	—
Stock issued for services - related party	125,000	—
Stock options issued for services - related parties	66,785	—
Imputed interest	—	3,386
Change in operating assets and liabilities:
Accounts receivable	—	29,497
Prepaid expenses	(40,000)	—
Inventory	—	85,899
Other	2,500	2,500
Accounts payable & accrued expenses	63,502	(66,064)
Net cash used in operating activities	(685,729)	(790,158)
Cash flows from investing activities:
Purchase of property & equipment	(6,013)	—
Payment of patent costs	—	—
Net cash used in investing activities	(6,013)	—
Cash flows from financing activities:
Direct issue costs paid	(247,197)	—
Proceeds from issuance of convertible notes	2,000,000	—
Proceeds from note payable	160,000	120,000
Proceeds from note payable - related party	61,655	127,000
Repayments of notes	(116,331)	(230,106)
Repayments of notes - related party	(35,547)	—
Proceeds from the exercise of warrants	1,400	—
Members contribution	—	774,000
Net cash provided by financing activities	1,823,980	790,894
Increase cash and cash equivalents	1,132,238	736
Cash and cash equivalents at beginning of year	736	—
Cash and cash equivalents at end of year	$1,132,974	$736
Supplementary disclosure of non-cash financing activities:

Table of Contents	F-8

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows (Continued)
December 31, 2013 and 2012

	2013	2012
Conversion of note payable and accrued interest to convertible note	$244,133	$—
Debt forgiveness - related parties	$83,000	$—
Debt discount recorded on convertible debt accounted for as a derivative liability	$1,925,191	$—
Reclassification of derivative liability to additional paid-in-capital	$311,709	$—
Loss on debt extinguishment - related party	$3,278	$—
Sale of 4.5% subsidiary ownership	$—	$5,193
Reacquired 4.5% subsidiary ownership	$19,538	$—
Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	$—	$27,896
Income taxes	$—	$—
Table of Contents	F-9

Note 1 Organization and Nature of Operations

Safety Quick Lighting & Fans Corp. (“Company”), a Florida company, converted from an LLC to a C Corporation on November 6, 2012.

The Company was originally organized in May 2004 as a limited liability company under the name of Safety Quick Light, LLC (“SQL-LLC”). The Company holds a number of worldwide patents, and has received a variety of final electrical code approvals, including UL-Listing and CSA approval (for the United States and Canadian Markets), and CE (for the European market).

The Company’s patented product is a quick-connect, Power-Plug device (that holds up to 200 pounds) used in light fixtures and ceiling fans. The two-part device consists of a female receptacle which installs into all junction boxes, and a male plug which is pre-installed in the lighting fixtures/ceiling fans. The connection device allows for safe, quick and easy installation of a light fixture and ceiling fan, similar to Plugging-In a table lamp into a wall outlet and eliminating the need to deal with or touch electrical wires.

The Company intends to market consumer friendly, energy saving “Plug-In” ceiling fans and light fixtures under the world trusted GE brand. The Company also owns 98.8% of SQL Lighting & Fans LLC (“Subsidiary”). The Subsidiary was incorporated in Florida on April 27, 2011 and is in the business of manufacturing the patented device that the Company owns.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings.  The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Table of Contents	F-10

Fiscal Year

The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of Safety Quick Lighting & Fans Corp and its subsidiary, SQL Lighting & Fans LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Non-Controlling Interest

In May 2012, in connection with the sale of the Company’s member units in the Subsidiary, the Company’s ownership percentage decreased from 98.8% to 94.35%. The Company then reacquired these member units in June 2013 increasing the ownership percentage from 94.35% back to 98.8%. See Note 10.

	December 31, 2013	December 31, 2012

Net loss attributable to Safety Quick Lighting and Fans Corp.	$(2,573,335)	$(844,582)
Transfers (to) from the noncontrolling interest
Increase in Safety Quick Lighting and Fans Corp additional paid in capital	—	5,193
due to sale of 4.5% ownership in Subsidiary (member units)
Decrease in Safety Quick Lighting and Fans Corp additional paid in capital	(19,538)	—
due to reacquisition of 4.5% ownership in Subsidiary (member units)
Net transfers (to) from noncontrolling interst	(19,538)	5,193
Change from net loss attributable to Safety Quick Lighting and Fans Corp.
and transfers (to) from noncontrolling interest	$(2,592,874)	$(839,389)

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents as of December 31, 2013 and 2012.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

At December 31, 2013 and 2012, the Company had no accounts receivable.

In 2013 and 2012, the Company recorded bad debt expense of $0 and $22,047, respectively.

Table of Contents	F-11

Inventory

Inventory will consist of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method.  The Company will periodically review historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

At December 31, 2013 and 2012, the Company had no inventory.

Valuation of Long-Lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the Patent Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

Table of Contents	F-12

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. See Note 6.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Table of Contents	F-13

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860-10 (formerly SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

Stock-Based Compensation - Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

[]	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Table of Contents	F-14

[]	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

[]	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

[]	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

[]	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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[]	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

[]	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

[]	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Revenue Recognition

The Company derives revenues from the sale of a patented device.

Revenue is recorded when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Table of Contents	F-16

Cost of Sales

Cost of sales represents costs directly related to the production and third party manufacturing of the Company’s products.

Product sold is typically shipped directly to the customer from the third party manufacturer; costs associated with shipping and handling is shown as a component of cost of sales.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the years ended December 31, 2013 and 2012 the Company reflected net loss and a dilutive net loss, and the effect of considering any common stock equivalents would have been anti-dilutive for the period. Therefore, separate computation of diluted earnings (loss) per share is not presented for the years ended December 31, 2013 and 2012.

The Company has the following common stock equivalents at December 31, 2013 and 2012:

	2013	2012

Convertible Debt (Exercise price - $0.25/share)	8,976,532	—
Stock Warrants (Exercise price - $0.001 - $0.375/share)	4,338,884	—
Stock Options (Exercise price - $0.375/share)	300,000	—
Unvested stock - Chief Executive Officer	750,000	—
Total	14,365,416	—

On June 1, 2013, the Company executed a 3,113.3:1 forward stock split. All share and per share amounts have been retroactively restated to the earliest period presented.

Income Tax Provision

From the inception of SQL-LLC, and through November 6, 2012, the Company was taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes for the period from November 7, 2012 to December 31, 2012. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

Table of Contents	F-17

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company's tax returns are subject to examination by the federal and state tax authorities for the years ended 2012 through 2013.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2013 and 2012.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Table of Contents	F-18

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

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In May 2014, the FASB has issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”.  The guidance in this update supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition.”  In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update.  Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The amendments in ASU No, 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted.  We do not believe the adoption of this update will have a material impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 Furniture and Equipment

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012
Office Equipment	$12,984	$12,984
Furniture and Fixtures	6,013	—
Total	18,997	12,984
Less: Accumulated Depreciation	(12,952)	(12,689)
Property and Equipment - net	6,046	295

Note 4 Intangible Assets

Prior to 2012, the Company capitalized $36,950 in patent costs related to the lighting technology (see Note 1).

Intangible assets -patents consisted of the following at December 31, 2013 and 2012:

	2013	2012
Patents	$36,950	$36,950
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(12,253)	(9,796)
Patents - net	$24,697	$27,154

At December 31, 2013, future amortization of intangible assets is as follows:

Year Ending December 31
2014	$ 2,457
2015	2,457
2016	2,457
2017	2,457
2018	2,457
2019 and Thereafter	12,411
$ 24,697

Actual amortization expense in future periods could differ from these estimates as a result of future acquisitions, divestitures, impairments and other factors.

Table of Contents	F-20

Note 5 Debt

(A) Summary of Debt Transactions

At December 31, 2013 and 2012, debt consists of the following:

	2013	2012
Notes payable	$503,203	$739,534
Notes payable - related party	26,108	133,000
Convertible notes	2,194,133	—
Convertible notes - related party	50,000	—
Less: debt discount	(1,925,191)	—
Debt - net	848,253	872,534
Amortization of debt discount	92,304	—
Less: current portion - notes payable	(98,086)	(236,325)
Less: current portion - notes payable - related party	(26,108)	(133,000)
Long term debt - net	$816,362	$503,209

Notes Payable

	Third Party	Related Party	Totals
Balance December 31, 2011	$849,640	$6,000	$855,640
Proceeds	120,000	127,000	247,000
Repayments	(230,106)	—	(230,106)
Balance December 31, 2012	739,534	133,000	872,534
Proceeds	160,000	61,655	221,655
Repayments	(116,331)	(35,547)	(151,878)
Conversion of note payable to convertible debt	(180,000)	(50,000)	(230,000)
Debt forgiveness	(100,000)	(83,000)	(183,000)
Balance December 31, 2013	$503,203	$26,108	$529,311

As of December 31, 2013 and 2012, the Company is in default on notes totaling $120,000 and $0.

Convertible Debt - Net

The Company has recorded derivative liabilities associated with these convertible debt instruments, as more fully discussed at Notes 6 and 10 (C).

	Third Party	Related Party	Totals
Balance December 31, 2012	$—	$—	$—
Proceeds	2,000,000	—	2,000,000
Repayments	—	—	—
Conversion of note payable to convertible debt	180,000	50,000	230,000
Conversion of accrued interest into convertible debt	14,133	—	14,133
Less: gross debt discount recorded	(1,925,191)	—	(1,925,191)
Add: amortization of debt discount	92,304	—	92,304
Balance December 31, 2013	$361,245	$50,000	$411,245

In connection with the $2,000,000 convertible debt offering in November 2013, the Company issued 3,672,134 detachable warrants. The notes and warrants were treated as derivative liabilities, see Notes 6 and 10.

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The Company was required to register the underlying convertible debt shares and warrants within 60 days (January 2014), and for the registration statement to become effective 90 days after this date (April 2014). As of the date of the accompanying report, the registration statement has not yet been filed, which upon filing, must be declared and remain effective. As a result of not filing the registration statement timely, the Company began accruing liquidated damages equal to 2% of the gross proceeds which is equivalent to $40,000 per month each for May and June 2014. The liquidated damages clause is capped at 15% of gross proceeds raised. If the Company fails to pay the liquidated damages, an interest rate of 18% will be applied to the outstanding debt instruments.

In the event any of these notes are prepaid prior to maturity, a penalty rate of 10% would apply for any payments occurring between months 12 – 18 and a 5% rate for any payments occurring between 19-24 months.

All convertible debt is secured by a 2nd priority lien on all assets of the Company. The Company is subordinate only to a third party bank loan, which is currently included as a component of notes payable ($503,203).

(B) Terms of Debt

In 2012, all outstanding debt had the following terms:

• Unsecured

• Due on demand

• Interest ranging from 10% - 12%

In 2013, all outstanding debt had the following terms:

• Unsecured -$26,108

• Secured - $503,203

• Due:

• On demand ($26,108 – related party);

• Due August 29, 2018 ($503,203 – third party)

• Due November 26, 2015 ($2,244,133 – all convertible debt – gross – secured by all assets of the Company)

• Interest

• Non-interest bearing on notes issued prior to 2013 (see 2012 notes above); or

• Ranging from 12% - 15%

All convertible debt and related warrants issued with the convertible notes in 2013 were convertible at $0.25 and $0.375/share, respectively; however, given the existence of a ratchet feature, these debt and warrant instruments could potentially carry a lower conversion price in the future in the event any future offering offered a lower per share amount for a conversion.

(C) Future Commitments

At December 31, 2013, the Company has outstanding debt of $816,362 (See Note 5 (A)). Future minimum repayment obligations are as follows:

Year Ended December 31
2014	$124,194
2015	2,649,250
Less: unamortized debt discount	(1,832,888)
Less: current maturities	(124,194)
Debt - long term	$816,362

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Note 6 Derivative Liabilities

The Company identified conversion features embedded within convertible debt and warrants issued in 2013. The Company has determined that the features associated with the embedded conversion option, in the form a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follow:

	2013	2012
Fair value at the commitment date - convertible debt	$2,414,585	$—
Fair value at the commitment date - warrants	682,809	—
Reclassification of derivative liabilities to additional paid in capital
related to warrants exercised that ceased being a derivative liability	(311,709)	—
Fair value mark to market adjustment - converible debt	(28,586)	—
Fair value mark to market adjustment - warrants	(5,595)	—
Totals	$2,751,504	$—

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of December 31, 2013:

	Commitment Date	Remeasurement Date

Expected dividends	0%	0%
Expected volatility	150%	150%
Expected term	2 - 5 years	1.9 - 4.68 years
Risk free interest rate	0.29% - 1.68%	0.38% - 1.75%

Note 7 Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The Company recorded a derivative expense of $1,156,193 for 2013.

The debt discount recorded in 2013 pertains to convertible debt and warrants issued that contain ratchet features that are required to bifurcated and reported at fair value.

Debt discount is summarized as follows:

Debt discount - net - December 31, 2012	$—
Debt discount	1,925,191
Accumulated amortization - 2013	(92,304)
Debt discount - net - December 31, 2013	$1,832,888

The Company amortized $92,304 in 2013 to interest expense.

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Note 8 Debt Issue Costs

Debt issue costs are summarized as follows:

Debt issue costs - net - December 31, 2012	$—
Debt issue costs	247,197
Accumulated amortization - 2013	(11,986)
Debt issue costs - net - December 31, 2013	$235,211

During 2013, the Company amortized $11,986 to interest expense.

Note 9 Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due.  Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

At December 31, 2013, the Company has a net operating loss carry-forward of approximately $477,000 available to offset future taxable income expiring through 2033. Utilization of future net operating losses may be limited due to potential ownership changes under Section 382 of the Internal Revenue Code.

The valuation allowance at December 31, 2012 was approximately $18,000. The net change in valuation allowance during the year ended December 31, 2013 was an increase of approximately $181,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2013.

The effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2013 and 2012 are approximately as follows:

Net operating loss carryforward	$(199,000)	$(18,000)
Gross Deferred Tax Assets	(199,000)	(18,000)
Less Valuation Allowance	199,000	18,000
Total Deferred Tax Assets - Net	$—	$—

There was no income tax expense for the years ended December 31, 2013 and 2012 due to the Company’s net losses.

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The Company’s tax expense differs from the “expected” tax expense for the years ended December 31, 2013 and 2012, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes and 6% for Georgia State Corporate Taxes, the blended rate used was 37.96%), are approximately as follows:

Computed "expected" tax expense (benefit) - Federal	$(875,000)	$(16,000)
Computed "expected" tax expense (benefit) - State - Georgia	(102,000)	(2,000)
Derivative expense	439,000	—
Loss on debt extinguishment	5,000	—
Gain on debt forgiveness	38,000
Share based payments	286,000	—
Amortization of patent	1,000	—
Amortization of debt Issue costs	5,000	—
Amortization of debt discount	35,000	—
Change in value of derivitive liability	(13,000)	—
Change in valuation allowance	181,000	18,000
	$—	$—

Note 10 Stockholders Deficit

(A) Common Stock

In 2013, the Company issued the following common stock:

Transaction Type		Quantity	Valaution	Range of Value per Share

Warrants exercised	(1)	1,400,000	$1,400	$0.001
Services rendered - related party	(2)	500,000	125,000	0.25
Acquisition of 4.5% interest in subsidiary	(3)	1,467,000	366,750	0.25
		3,367,000	$493,150	$0.001	-	$0.250

The fair value of stock issued was based upon the following:

•	Warrants were exercised for cash under the terms of the agreement at $0.001 per share.
•	Services rendered – related party were based upon recent third party cash issuances of convertible debt with a conversion price of $0.25/share. This represented the best evidence of fair value.
•	Acquisition of 4.5% ownership in Subsidiary is deemed a capital transaction since control of the Subsidiary was never lost. Valuation was based upon recent third party cash issuances of convertible debt with a conversion price of $0.25/share. This represented the best evidence of fair value. See #3 below for additional discussion.

The following is a more detailed description of some of the Company’s stock issuances from the table above:

(1) Warrants Exercised for Cash

In connection with a warrant exercise, a third party paid cash to obtain these shares.

(2) Services Rendered – Related Party

The Company’s Chief Executive Officer received these shares as a sign on bonus. There are no future service requirements and there are no claw back or forfeiture rights associated with this stock grant. The shares are valued based on a recent third party cash offering of convertible debt containing an exercise price of $0.25/share. Also see Note 11.

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(3) Acquisition of Subsidiary Ownership Interest

In June 2013, the Company reacquired 4.5% ownership in its subsidiary, which it had previously sold in 2012. The transaction was accounted for as a capital transaction since the parent had control of the Subsidiary at all times. The purchase reflected 4.5% of the Subsidiary being reacquired, which increased the parent’s ownership from 94.35% to 98.8%. The transaction included the valuation of shares issued at $366,750, however, in connection with establishing the valuation adjustment of the noncontrolling interest reacquired, $19,538 represented the net increase to additional paid in capital and reduction of the noncontrolling interest. As a result of this transaction, the noncontrolling interest post repurchase is 1.2%.

(B) Additional Paid in Capital and Other Equity Transactions

The following transactions occurred during the year ended December 31, 2013:

(1) Debt Forgiveness – Related Parties

Certain existing note holders forgave $83,000. There was no gain or loss on the transaction, rather a charge to additional paid in capital due to being a related party transaction.

(2) Modification of Debt (Extinguishment Accounting)

A board member and third party agreed to convert an aggregate $244,133 of outstanding conventional debt and accrued interest into convertible debt, under the same terms as the $2,000,000 convertible debt offering occurring in November 2013.

The exchange of an outstanding debt instrument for a new debt instrument with the same lender/creditor results in an extinguishment of the old debt instrument if the debt instruments have substantially different terms. Similarly, a modification of the terms of an outstanding debt instrument should be accounted for like, and reported in the same manner as, an extinguishment if the old and new debt instruments have substantially different terms.  In addition, the new debt instrument is considered to be substantially different from the old if the modification or exchange eliminates or adds a substantive conversion option.

As a result, the Company determined a loss on debt extinguishment of $16,009. Of the total loss, $12,731 was recorded to the statement of operations pertaining to a third party; the remaining $3,278 could not be recorded as a loss to the statement of operations due to being a related party transaction, rather, the Company accounted for this loss on extinguishment as a capital transaction and recorded this amount as additional paid in capital.

(3) Payment of Corporate Expenses by Stockholders

Existing stockholders transferred shares owned in the Company to pay corporate expenses. The services had a fair value of $562,500, based upon recent third party convertible debt (November 2013 offering) that was sold having a conversion price of $0.25/share.

The following transactions occurred during the year ended December 31, 2012:

Sale of Member Units

Prior to converting to a C Corp (see Note 1), the Subsidiary sold member units for $774,000. The sale reflected 4.5% of the subsidiary being sold, which reduced the parent’s ownership from 98.8% to 94.35%. The transaction was accounted for as a capital transaction since the parent had control of the Subsidiary at all times. The sale resulted in an allocation to the noncontrolling interest valued at $5,193.

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(C) Stock Options

On September 3, 2013, the Company issued 300,000 stock options, having a fair value of $66,785, which was expensed immediately since all stock options vested immediately.  These options expire on September 2, 2018 (5 years). All options were granted to Board Directors for services rendered, and included as a component of general and administrative expense, as a result, these grants were considered related party transactions. Of the total options granted, 100,000 were cancelled in 2014 as a Board Director resigned.

The Company applied fair value accounting for all share based payment awards. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes assumptions used in the year ended December 31, 2013 is as follows:

Options Granted	300,000
Grant Date	September 3, 2013
Exercise Price	$ 0.375
Expected Dividends	0%
Expected Volatility	150%
Risk Free Interest Rate	0.03%
Expected Life of Options	5 Years
Expected Forfeitures	0%
Fair Value per Stock Option	$ 0.22

The following is a summary of the Company’s stock option activity:

			Weighted Average	Aggregate
		Weighted Average	Remaining Contractual Life	Intrinsic
	Options	Exercise Price	(In Years)	Value
Balance - December 31, 2012	—	—	—	—
Granted	300,000	0.375	5.00	—
Exercised	—	—	—	—
Forfeited/Cancelled	—	—	—	—
Balance - December 31, 2013 - outstanding	300,000	0.375	4.67	—

Balance - December 31, 2013 - exercisable	300,000	0.375	4.67	—

Grant date fair value of options - 2013	66,458
Weighted average grant date fair value - 2013	0.22

(D) Stock Warrants

All warrants issued during 2013 were accounted for as derivative liabilities as the warrants contained a ratchet feature. See Note 6.

During 2013, the Company issued 6,738,884 warrants. Of the total warrants granted, 4,338,884 expire 5 years from issuance, while 2,400,000 expired on December 31, 2013.

Of the total warrants granted, 6,614,801 were granted to third parties, while 124,083 were granted to related parties, consisting of the Company’s Chief Executive Officer.

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During 2013, the Company entered into convertible, secured note agreements. As part of these agreements, the Company issued warrants to purchase 3,672,134 shares of common stock. The warrants vest immediately and expire November 26, 2018, with an exercise price of $0.375.

During 2013, the Company issued 3,066,750 warrants for services performed. The warrants vest immediately and expire on December 31, 2013 through November 25, 2018, with exercise prices ranging from $0.001 - $0.375.

The value of the warrants granted for services was $682,809 and was calculated using the below Black-Scholes assumptions below, and was expensed as derivative expense with the offset being recorded to derivative liabilities, since the Company applied the provisions of ASC No. 815, pertaining to the potential settlement in an amount of shares that may not currently exist to settle any potential exercises. Of the total expense, $666,315 was to third parties, while the remaining $16,495 was to related parties.

The Black-Scholes assumptions used in the computation of derivative expense for year ended December 31, 2013 is as follows:

Stock price	$0.25
Exercise price	$0.38
Expected dividends	0%
Expected volatility	150%
Risk free interest rate	1.68%
Expected term	5 years

A summary of warrant activity for the Company for the year ended December 31, 2013 is as follows:

		Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value

	Number of Warrants

Balance - December 31, 2012		$ -
Granted	6,738,884	0.24	5.00
Exercised	(1,400,000)	0.001	-
Cancelled/Forfeited	(1,000,000)	0.001	-
Balance - December 31, 2013	4,338,884	$ 0.24	4.87	$ -

All warrants are exercisable and fully vested on the grant date.

In April 2014, the Company received $1,000 in connection with a warrant exercise of 1,000,000 warrants that had been assigned from one investor (originally held 2,400,000 and exercised 1,400,000 in 2013). There is was no additional compensation expense recorded on this transaction.

Note 11 Commitments

(A) Licensing and Royalty Agreement

In 2011, the Company executed a trademark licensing agreement with General Electric (“GE”), which allows the right to market ceiling light and fan fixtures, with the Company’s Technology installed displaying the GE logo. In addition, The GE trademark license agreement imposes certain manufacturing and quality control conditions that the Company must maintain in order to continue to use the GE logo.

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The license is non-transferable and cannot be sub licensed. Various termination clauses are applicable, however, none were enforceable as of December 31, 2013 or 2012.

The license agreement has minimum royalty obligations due from 2015 through 2017 as follows:

Year Ended December 31,
2014	$ -
2015	2,800,000
2016	3,300,000
2017	3,600,000
Total	$ 9,700,000

The minimum royalty obligations listed above could be higher in the event the Company exceeds the following net sales minimums:

2015 $56,000,000

2016 $66,000,000

2017 $72,000,000

The increase is computed by taking the Company’s net sales less the sales minimums and multiplying by 5%. The sales period used to determine the calculation is December 1 of the prior year through November 30 of the current year.

During 2013, the Company recorded royalty expense of $400,000 as a component of general and administrative expenses.

(B) Employment Agreement – Chief Executive Officer

On November 15, 2013, the Company executed an employment agreement that commenced January 1, 2014 and expires on December 31, 2018.

Under the terms of the agreement, the Company granted 1,250,000 shares of common stock, having a fair value of $312,500. 500,000 shares vested on November 15, 2013 (see Note 10 (A) (2); the remaining 750,000 shares vest evenly, (250,000 shares) each on December 31, 2014, 2015 and 2016.

The Chief Executive Officer will also receive:

•	Annual salary of a minimum $150,000,
•	Additional cash compensation based on various thresholds and/or milestones tied to the Company meeting various revenue goals; none of which occurred as of the date of this report; and
•	5 year stock options equal to 1 ½% of quarterly net income, a strike price will be determined on the grant date, which as of the date of this report has not yet occurred.

(C) Consulting Agreement

On December 1, 2013, the Company executed a 3 year consulting agreement with a Non-Executive Chairman, having the following terms:

•	Annual salary of a minimum $150,000; and
•	Cash, stock or 5 year stock options (cashless exercise option by holder) equal to ½% of Company’s annual gross revenue (sales less returns and discounts), a strike price will be determined on the grant date, which as of the date of this report has not yet occurred.

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Note 12 Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $2,573,335 and net cash used in operations of $685,729 for the year ended December 31, 2013; and a working capital deficit and stockholders’ deficit of $1,810,104 and $2,325,072, respectively, at December 31, 2013. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on the successful implementation of Management's plans, which include the ability to generate sufficient funds to support its working capital requirements. In the event the Company fails to generate sufficient funds from its operations, it will be necessary to raise capital through debt and/or equity markets or from other traditional financing sources, including convertible debt and/or other term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 13 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2013 and July 14, 2014, the date the financial statements were available to be issued and concluded that the events or transactions occurring during that period requiring recognition or disclosure have been made.

(A) Convertible Debt

On May 8, 2014, the Company executed convertible notes totaling $1,400,000.  The notes mature on May 8, 2016 and bear an interest rate of 12%.    The conversion price is $0.25/share. In connection with this raise, the Company also issued 3,640,000, three year warrants exercisable at $0.375/share.

On June 25, 2014, the Company executed convertible notes totaling $870,100.  The notes mature on June 25, 2016 and bear an interest rate of 12%.    The conversion price is $0.25/share. In connection with this raise, the Company also issued 1,750,100, three year warrants exercisable at $0.375/share.

In connection with the issuance of these convertible notes and warrants, the Company identified related embedded conversion features in the form ratchet provisions, which are accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions or the exercise of the warrants.

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(B) Operating Lease

In January 2014, the Company executed a 39 month lease for a corporate headquarters. The Company paid a security deposit of $27,020.

The minimum rent obligations are approximately as follows:

2014	$81,000
2015	83,000
2016	86,000
2017	22,000
Total	$272,000

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SAFETY QUICK LIGHTING & FANS CORP AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 2014 (UNAUDITED)

Table of Contents	F-32

Table of Contents	F-33

Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Balance Sheets
	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$641,601	$1,132,974
Prepaid expenses	10,000	40,000
Other	27,020	—
Total current assets	678,621	1,172,974

Furniture and Equipment - net	134,284	6,046

Other assets:
Patent - net	32,743	24,697
Debt issue costs - net	205,417	235,211
Total other assets	238,160	259,908

Total assets	$1,051,065	$1,438,928

Liabilities and Stockholders (Deficit)
Current liabilities:
Accounts payable & accrued expenses	$189,907	$107,380
Notes payable - third party	98,086	98,086
Notes payable - related party	20,752	26,108
Derivative liabilities	2,661,725	2,751,504
Total current liabilities	2,970,470	2,983,078

Long term liabilities:
Convertible debt - net	595,961	361,245
Convertible debt - related parties - net	50,000	50,000
Notes payable	380,920	405,117
Total long term liabilities	1,026,881	816,362
Total liabilities	3,997,351	3,799,440

Stockholders' deficit:
Preferred stock: $0 par value, 20,000,000 shares
authorized; 0 shares issued and outstanding	—
Common stock: $0 par value, 500,000,000 shares
authorized; 34,500,000 and 34,500,000 shares issued and outstanding at March 31, 2014 and
December 31, 2013, respectively	126,400	126,400
Additional paid-in capital	6,083,670	6,068,045
Accumulated deficit	(9,113,699)	(8,519,517)
Total Stockholders' deficit	(2,903,629)	(2,325,072)
Noncontrolling interest	(42,657)	(35,440)
Total Deficit	(2,946,286)	(2,360,512)

Total liabilities and stockholders' deficit	$1,051,065	$1,438,928

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Operations
Three Months Ended March 31, 2014 and 2013
(Unaudited)

	2014		2013

General and administrative expenses	$354,785		$22,815

Loss from operations	(354,785)		(22,815)

Other income (expense)
Interest expense	(336,393)		(6,761)
Change in fair value of embedded derivative liabilities	89,779		—
Total other expense - net	(246,614)		(6,761)

Net loss including noncontrolling interest	(601,399)		(29,576)
Less: net loss attributable to noncontrolling interest	(7,217)		(1,671)
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(594,182)		$(27,905)

Net loss per share - basic and diluted	$(0.02)	$	*

Weighted average number of common shares outstanding
during the period - basic and diluted	34,520,833		31,133,000

* - Less than .01

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statement of Stockholders' Deficit
Period Ended March 31, 2014 (Unaudited) and Years Ended December 31, 2013 and 2012

	Preferred Stock		Common Stock, $0		Additional			Total
	$0 Par Value		Par Value		Paid-in	Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balances, December 31, 2011	—	$—	31,133,000	$—	$4,294,675	$(5,101,600)	$—	$(806,925)

Sale of 4.5% interest in subsidiary	—	—	—	—	768,807	—	5,193	774,000

Imputed interest	—	—	—	—	3,385	—	—	3,385

Net loss	—	—	—	—	—	(844,582)	(25,738)	(870,320)

Balances, December 31, 2012	—	$—	31,133,000	$—	$5,066,867	$(5,946,182)	$(20,545)	$(899,860)

Debt forgiveness - related parties	—	—	—	—	83,000	—	—	83,000

Reclassification of derivative liability associated with warrants	—	—	—	—	311,709	—	—	311,709

Loss on debt extinguishment - related party	—	—	—	—	(3,278)	—	—	(3,278)

Exercise of stock warrants for cash	—	—	1,400,000	1,400	—	—	—	1,400

Common stock issued for services - related party - ($0.25/share)	—	—	500,000	125,000	—	—	—	125,000

Issuance of shares to reacquire 4.5% ownership in subsidiary - ($0.25/share)	—	—	1,467,000	—	(19,538)	—	19,538	—

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statement of Stockholders' Deficit (Continued)
Period Ended March 31, 2014 (Unaudited) and Years Ended December 31, 2013 and 2012

	Preferred Stock		Common Stock, $0		Additional			Total
	$0 Par Value		Par Value		Paid-in	Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Common stock transferred from existing stockholders for services rendered - ($0.25/share)	—	—	—	—	562,500	—	—	562,500

Stock options issued for services - related parties	—	—	—	—	66,785	—	—	66,785

Net loss	—	—	—	—	—	(2,573,335)	(34,433)	(2,607,768)

Balances, December 31, 2013	—	—	34,500,000	126,400	6,068,045	(8,519,517)	(35,440)	(2,360,512)

Recognition of unvested share compensation - related party - ($0.25/share)	—	—	—	—	15,625	—	—	15,625

Net loss - 3 months ended March 31, 2014	—	—	—	—	—	(594,182)	(7,217)	(601,399)

Balances, March 31, 2014 (Unaudited)	—	$—	34,500,000	$126,400	$6,083,670	$(9,113,699)	$(42,657)	$(2,946,286)

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2014 and 2013
(Unaudited)

	2014	2013
Cash flows from operating activities:
Net loss attributable to Safety Quick Lighting & Fans Corp.	$(594,182)	(27,905)
Net loss attributable to noncontrolling interest	(7,217)	(1,671)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	—	—
Depreciation expense	3,064	74
Amortization of debt issue costs	29,794	—
Amortization of debt discount	234,716	—
Amortization of patent	654	616
Change in fair value of derivative liabilities	(89,779)	—
Derivative expense	—	—
Loss on debt extinguishment	—	—
Gain on debt forgiveness	—	—
Common stock transferred from existing stockholders for services rendered	—	204,002
Stock issued for services - related party	—	—
Recognition of unvested share compensation - related party - ($0.25/share)	15,625	—
Imputed interest	—	—
Change in operating assets and liabilities:
Accounts receivable	—	—
Prepaid expenses	30,000	—
Inventory	—	—
Other	(27,020)	—
Accounts payable & accrued expenses	82,527	(26,913)
Net cash used in operating activities	(321,818)	148,203

Cash flows from investing activities:
Purchase of property & equipment	(131,302)	—
Payment of patent costs	(8,700.00)	—
Net cash used in investing activities	(140,002)	—

Cash flows from financing activities:
Direct issue costs paid	—	—
Proceeds from issuance of convertible notes	—	—
Proceeds from note payable	—	—
Proceeds from note payable - related party	—	—
Repayments of notes	(24,197)	(77,238)
Repayments of notes - related party	(5,356)	(71,471)
Proceeds from the exercise of warrants	—	—
Members contribution	—	—
Net cash provided by financing activities	(29,553)	(148,709)

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Safety Quick Lighting & Fans Corp. and Subsidiary
Consolidated Statements of Cash Flows (Continued)
Three Months Ended March 31, 2014 and 2013
(Unaudited)

	2014	2013

Decrease cash and cash equivalents	(491,373)	(506)
Cash and cash equivalents at beginning of year	1,132,974	736
Cash and cash equivalents at end of year	$641,601	$230

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	$5,803	$6,762
Income taxes	$—	$—

Table of Contents	F-39

Note 1 Organization and Nature of Operations

Safety Quick Lighting & Fans Corp. (“Company”), a Florida company, converted from an LLC to a C Corporation on November 6, 2012.

The Company was originally organized in May 2004 as a limited liability company under the name of Safety Quick Light, LLC (“SQL-LLC”). The Company holds a number of worldwide patents, and has received a variety of final electrical code approvals, including UL-Listing and CSA approval (for the United States and Canadian Markets), and CE (for the European market).

The Company’s patented product is a quick-connect, Power-Plug device (that holds up to 200 pounds) used in light fixtures and ceiling fans. The two-part device consists of a female receptacle which installs into all junction boxes, and a male plug which is pre-installed in the lighting fixtures/ceiling fans. The connection device allows for safe, quick and easy installation of a light fixture and ceiling fan, similar to Plugging-In a table lamp into a wall outlet and eliminating the need to deal with or touch electrical wires.

The Company’s intends to market consumer friendly, energy saving “Plug-In” ceiling fans and light fixtures under the world trusted GE brand. The Company also owns 98.8% of SQL Lighting & Fans LLC (“Subsidiary”). The Subsidiary was incorporated in Florida on April 27, 2011 and is in the business of manufacturing the patented device that the Company owns.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the instructions Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is the Company’s opinion, however, that the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited financial statements should be read in conjunction with the Company’s Registration Statement on Form S-1 for the years ended December 31, 2013 and 2012, as filed with the SEC, respectively, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the years ended December 31, 2013 and 2012, respectively. The financial information as of March 31, 2014, is derived from the audited financial statements presented in our Annual Report on Form S-1 for the year ended December 31, 2013. The interim results for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014, or for any future interim periods.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable and inventory, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Table of Contents	F-40

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in its sales and earnings. The factors expected to contribute to this variability include, among others, (i) the uncertainty associated with the commercialization and ultimate success of the product, (ii) competition inherent at large national retail chains where product is expected to be sold (iii) general economic conditions and (iv) the related volatility of prices pertaining to the cost of sales.

Fiscal Year

The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of Safety Quick Lighting & Fans Corp and its subsidiary, SQL Lighting & Fans LLC. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents as of March 31, 2014 and December 31, 2013.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.

At March 31, 2014 and December 31, 2013, the Company had no accounts receivable.

In 2014 and 2013, the Company recorded bad debt expense of $0 and $0, respectively.

Inventory

Inventory will consist of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method. The Company will periodically review historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand.

At March 31, 2014 and December 31, 2013, the Company had no inventory.

Table of Contents	F-41

Valuation of Long-Lived Assets and Identifiable Intangible Assets

The Company reviews for impairment of long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. In the event of impairment, the asset is written down to its fair market value.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Intangible Asset - Patent

The Company developed a patent for an installation device used in light fixtures and ceiling fans. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once a filing receipt is received stating the patent serial number and filing date from the Patent Office.

The Company incurs certain legal and related costs in connection with patent applications. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company also capitalizes legal costs incurred in the defense of the Company’s patents when it is believed that the future economic benefit of the patent will be maintained or increased and a successful defense is probable. Capitalized patent defense costs are amortized over the remaining expected life of the related patent. The Company’s assessment of future economic benefit or a successful defense of its patents involves considerable management judgment, and an unfavorable outcome of litigation could result in a material impairment charge up to the carrying value of these assets.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 – Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable – related party, approximate their fair values because of the short maturity of these instruments.

The Company accounts for its derivative liabilities, at fair value, on a recurring basis under level 3. See Note 6.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount. The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities

The Company accounts for extinguishments of liabilities in accordance with ASC 860-10 (formerly SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

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Stock-Based Compensation - Employees

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

If the Company is a newly formed corporation or shares of the Company are thinly traded, the use of share prices established in the Company’s most recent private placement memorandum (based on sales to third parties) (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

[]	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

[]	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

[]	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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[]	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest.

The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

[]	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

[]	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

[]	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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[]	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Revenue Recognition

The Company derives revenues from the sale of a patented device.

Revenue is recorded when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Sales

Cost of sales represents costs directly related to the production and third party manufacturing of the Company’s products.

Product sold is typically shipped directly to the customer from the third party manufacturer; costs associated with shipping and handling is shown as a component of cost of sales.

Earnings (Loss) Per Share

Basic net earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) for the period by the weighted average number of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

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The Company uses the “treasury stock” method to determine whether there is a dilutive effect of outstanding convertible debt, option and warrant contracts. For the periods ended March 31, 2014 and 2013, the Company reflected net loss and a dilutive net loss, and the effect of considering any common stock equivalents would have been anti-dilutive for the period. Therefore, separate computation of diluted earnings (loss) per share is not presented for the three months ended March 31, 2014 and 2013.

The Company has the following common stock equivalents at March 31, 2014 and 2013:

	March 31,
	2014	2013

Convertible Debt (Exercise price - $0.25/share)	8,976,532	—
Stock Warrants (Exercise price - $0.001 - $0.375/share)	3,672,134	—
Stock Options (Exercise price - $0.375/share)	666,750	—
Unvested stock - Chief Executive Officer	687,500
Total	14,002,916	—

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.

Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB has issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance in this update supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition.” In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU No, 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. We do not believe the adoption of this update will have a material impact on our financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Note 3 Furniture and Equipment

Property and equipment consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013

Office Equipment	$136,445	$12,984
Furniture and Fixtures	13,854	6,013
Total	150,299	18,997
Less: Accumulated Depreciation	(16,015)	(12,951)
Property and Equipment - net	$134,284	$6,046

Note 4 Intangible Assets

Intangible assets -patents consisted of the following at March 31, 2014 and December 31, 2013:

	2014	2013
Patents	$45,650	$36,950
Less: Impairment Charges	—	—
Less: Accumulated Amortization	(12,907)	(12,253)
Patents - net	$32,743	$24,697

At December 31, 2013, future amortization of intangible assets is as follows:

Year Ending December 31
2014 (9 months)	2,287
2015	3,037
2016	3,039
2017	3,037
2018	3,037
2019 and Thereafter	18,305
$ 32,743

Actual amortization expense in future periods could differ from these estimates as a result of future acquisitions, divestitures, impairments and other factors.

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Note 5 Debt

(A) Summary of Debt Transactions

At March 31, 2014 and December 31, 2013, debt consists of the following:

	March 31, 2014	December 31, 2013

	2014	2013
Notes payable	$479,006	$503,203
Notes payable - related party	20,752	26,108
Convertible notes	2,194,133	2,194,133
Convertible notes - related party	50,000	50,000
Less: debt discount	(1,925,191)	(1,925,191)
Debt - net	818,700	848,253
Amortization of debt discount	327,016	92,304
Less: current portion - notes payable	(98,086)	(98,086)
Less: current portion - notes payable - related party	(20,752)	(26,108)
Long term debt - net	$1,026,878	$816,363

Notes Payable

	Third Party	Related Party	Totals
Balance December 31, 2012	$739,534	$133,000	$872,534
Proceeds	160,000	61,655	221,655
Repayments	(116,331)	(35,547)	(151,878)
Conversion of note payable to convertible debt	(180,000)	(50,000)	(230,000)
Conversion of note payable to contributed capital	(100,000)	(83,000)	(183,000)
Balance December 31, 2013	503,203	26,108	529,311
Proceeds	—	—	—
Repayments	(24,197)	(5,356)	(29,553)
Conversion of note payable to convertible debt	—	—	—
Conversion of note payable to contributed capital	—	—	—
Balance March 31, 2014	$479,006	$20,752	$499,758

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Convertible Debt - Net

The Company has recorded derivative liabilities associated with these convertible debt instruments, as more fully discussed at Notes 6 and 10 (C).

	Third Party	Related Party	Totals
Balance December 31, 2012	$—	$—	$—
Proceeds	2,000,000	—	2,000,000
Repayments	—	—	—
Conversion of note payable to convertible debt	180,000	50,000	230,000
Conversion of accrued interest into convertible debt	14,133	—	14,133
Less: gross debt discount recorded - Day 1	(1,925,191)	—	(1,925,191)
Add: amortization of debt discount	92,304	—	92,304
Balance December 31, 2013	361,246	50,000	411,246
Add: amortization of debt discount	234,715		234,715
Balance March 31, 2014	$595,961	$50,000	$645,961

In connection with the $2,000,000 convertible debt offering in November 2013, the Company issued 3,672,134 detachable warrants. The notes and warrants were treated as derivative liabilities, see Notes 6 and 9.

The Company was required to register the underlying convertible debt shares and warrants within 60 days (January 2014), and for the registration statement to become effective 90 days after this date (April 2014). The registration statement has not yet been filed, which upon filing, must be declared and remain effective. As a result of not filing the registration statement timely, the Company began accruing liquidated damages equal to 2% of the gross proceeds which is equivalent to $40,000 per month each for May and June 2014. The liquidated damages clause is capped at 15% of gross proceeds raised. If the Company fails to pay the liquidated damages, an interest rate of 18% will be applied to the outstanding debt instruments.

In the event any of these notes are prepaid prior to maturity, a penalty rate of 10% would apply for any payments occurring between months 12 – 18 and a 5% rate for any payments occurring between 19-24 months.

All convertible debt is secured by a 2nd priority lien on all assets of the Company. The Company is subordinate only to a third party bank loan, which is currently included as a component of notes payable ($479,006).

(B) Terms of Debt

In 2012, all outstanding debt had the following terms:

• Unsecured

• Due on demand

• Interest ranging from 10% - 12%

In 2014 and 2013, all outstanding debt had the following terms:

• Unsecured -$26,108

• Secured - $479,006

• Due:

• On demand ($26,108 – related party);

• Due August 29, 2018 ($479,006 – third party)

• Due November 26, 2015 ($2,244,133 – all convertible debt – gross – secured by all assets of the Company)

• Interest

• Non-interest bearing on notes issued prior to 2013 (see 2012 notes above); or

• Ranging from 12% - 15%

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All convertible debt and related warrants issued with the convertible notes in 2013 were convertible at $0.25 and $0.375/share, respectively; however, given the existence of a ratchet feature, these debt and warrant instruments could potentially carry a lower conversion price in the future in the event any future offering offered a lower per share amount for a conversion.

(C) Future Commitments

At December 31, 2013, the Company has outstanding debt of $1,026,878 (See Note 5 (A)).

Future minimum repayment obligations are as follows:

Year Ended December 31
2014	$ 118,838
2015	2,625,053
Less: unamortized debt discount	(1,598,175)
Less: current maturities	(118,838)
Debt - long term	$ 1,026,878

Note 6 Derivative Liabilities

The Company identified conversion features embedded within convertible debt and warrants issued in 2013. The Company has determined that the features associated with the embedded conversion option, in the form a ratchet provision, should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

As a result of the application of ASC No. 815, the fair value of the ratchet feature related to convertible debt and warrants is summarized as follow:

Balance - December 31, 2012	$—
Fair value at the commitment date - convertible debt	2,414,585
Fair value at the commitment date - warrants	682,809
Reclassification of derivative liabilities to additional paid in capital	—
related to convertible debt that ceased being a derivative liability	(311,709)
Fair value mark to market adjustment - converible debt	(28,586)
Fair value mark to market adjustment - warrants	(5,595)
Balance - December 31, 2013	2,751,504
Fair value mark to market adjustment - converible debt	(84,691)
Fair value mark to market adjustment - warrants	(4,823)
Balance - March 31, 2014	$2,661,990

The fair value at the re-measurement date for the Company’s derivative liabilities were based upon the following management assumptions as of March 31, 2014:

Remeasurement Date

Expected dividends	0%
Expected volatility	150%
Expected term	1.7 - 4.7 years
Risk free interest rate	0.44% - 1.73%

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Note 7 Debt Discount

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining fair value of the derivative liability, as it exceeded the gross proceeds of the note.

The debt discount recorded in 2013 pertains to convertible debt and warrants issued that contain ratchet features that are required to bifurcated and reported at fair value.

Debt discount is summarized as follows:

Debt discount - net - December 31, 2012	$—
Debt discount	1,925,191
Amortization expense - 2013	(92,301)
Debt discount - net - December 31, 2013	1,832,890
Amortization expense - 2014	(234,715)
Debt discount - net - March 31, 2014	1,598,175

Note 8 Debt Issue Costs

Debt issue costs are summarized as follows:

Debt issue costs - net - December 31, 2012	$—
Debt issue costs	247,197
Amortization expense - 2013	(11,986)
Debt issue costs - net - December 31, 2013	235,211
Amortization expense - 2014	(29,794)
Debt issue costs - net - March 31, 2014	$205,417

Note 9 Stockholders Deficit

(A) Common Stock

In 2014, the Company issued the following common stock:

Transaction Type		Quantity	Valaution	Range of Value per Share

Recognition of unvested share compensation - Related Party	(1)	—	$15,625	$—
		—	$15,625	$—

The following is a more detailed description of the Company’s stock issuance from the table above:

(1) Services Rendered – Related Party

The Company’s Chief Executive Officer received 1,250,000 shares as a sign on bonus. There are no future service requirements and there are no claw back or forfeiture rights associated with this stock grant. The shares are valued based on a recent third party cash offering of convertible debt containing an exercise price of $0.25/share. See Note 10(B) for additional discussion.

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(B) Stock Options

On September 3, 2013, the Company issued 300,000 stock options, having a fair value of $66,785, which was expensed immediately since all stock options vested immediately. These options expire on September 2, 2018 (5 years). All options were granted to Board Directors for services rendered, and included as a component of general and administrative expense, as a result, these grants were considered related party transactions.

Of the total options granted, 100,000 were cancelled in February 2014 as a Board Director resigned.

The following is a summary of the Company’s stock option activity:

			Weighted Average	Aggregate
		Weighted Average	Remaining Contractual Life	Intrinsic
	Options	Exercise Price	(In Years)	Value
Balance - December 31, 2012	—	—	—	—
Granted	300,000	0.375
Exercised	—	—
Forfeited/Cancelled	—	—
Balance - December 31, 2013	300,000	0.375	4.67	—
Granted	—	—
Exercised	—	—
Forfeited/Cancelled	(100,000)	0.375
Balance - March 31, 2014 - outstanding	200,000	0.375	4.43	—

Balance - March 31, 2014 - exercisable	200,000	0.375

(C) Stock Warrants

All warrants issued during 2013 were accounted for as derivative liabilities as the warrants contained a ratchet feature. See Note 6.

During 2013, the Company issued 6,738,884 warrants. Of the total warrants granted, 4,338,884 expire 5 years from issuance, while 2,400,000 expired on December 31, 2013.

Of the total warrants granted, 6,614,801 were granted to third parties, while 124,083 were granted to related parties, consisting of the Company’s Chief Executive Officer and a now former Board Director.

During 2013, the Company entered into convertible, secured note agreements. As part of these agreements, the Company issued warrants to purchase 3,672,134 shares of common stock. The warrants vest immediately and expire November 26, 2018, with an exercise price of $0.375.

During 2013, the Company issued 3,066,750 warrants for services performed. The warrants vest immediately and expire on December 31, 2013 through November 25, 2018, with exercise prices ranging from $0.001 - $0.375.

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The following is a summary of the Company’s warrant activity:

			Weighted Average
			Remaining
		Weighted	Contractual	Aggregate
	Number of Warrants	Average Exercise Price	Life (In Years)	Intrinsic Value

Balance - December 31, 2012	—	$—	—	—
Granted	6,738,884	0.24	5.00	—
Exercised	(1,400,000)	0.001	—	—
Cancelled/Forefeited	(1,000,000)	0.001	—	—
Balance - December 31, 2012	4,338,884	0.24	4.87	—
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled/Forefeited	—	—	—	—
Balance - March 31, 2014	4,338,884	$0.24	4.62	—

All warrants are exercisable and fully vested as of the grant date.

In April 2014, the Company received $1,000 in connection with a warrant exercise of 1,000,000 warrants that had been assigned from one investor (originally held 2,400,000 and exercised 1,400,000 in 2013). There is was no additional compensation expense recorded on this transaction.

Note 10 Commitments

(A) Licensing and Royalty Agreement

In 2011, the Company executed a trademark licensing agreement with General Electric (“GE”), which allows the Company the right to market ceiling light and fan fixtures, with the Company’s Technology installed displaying the GE logo. In addition, The GE trademark license agreement imposes certain manufacturing and quality control conditions that the Company must maintain in order to continue to use the GE logo.

The license is non-transferable and cannot be sub licensed. Various termination clauses are applicable, however, none were enforceable as of March 31, 2014 and December 31, 2013, respectively.

The licensing agreement has minimum royalty obligations due from 2015 through 2017 as follows:

Year Ended December 31,
2014	$ -
2015	2,800,000
2016	3,300,000
2017	3,600,000
Total	$ 9,700,000

The minimum royalty obligations listed above could be higher in the event the Company exceeds the following net sales minimums:

2015 $56,000,000

2016 $66,000,000

2017 $72,000,000

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The increase is computed by taking the Company’s net sales less the sales minimums and multiplying by 5%. The sales period used to determine the calculation is December 1 of the prior year through November 30 of the current year.

(B) Employment Agreement – Chief Executive Officer

On November 15, 2013, the Company executed an employment agreement that commenced January 1, 2014 and expires on December 31, 2018.

Under the terms of the agreement, the Company granted 1,250,000 shares of common stock, having a fair value of $312,500. 500,000 shares vested on November 15, 2013 (see Note 10 (A) (2); the remaining 750,000 shares vest evenly, (250,000 shares) each on December 31, 2014, 2015 and 2016.

The Chief Executive Officer will also receive:

•	Annual salary of a minimum $150,000,
•	Additional cash compensation based on various thresholds and/or milestones tied to the Company meeting various revenue goals; none of which occurred as of the date of this report; and
•	5 year stock options equal to 1 ½% of quarterly net income, a strike price will be determined on the grant date, which as of the date of this report has not yet occurred.

(C) Consulting Agreement

On December 1, 2013, the Company executed a 3 year consulting agreement with a Non-Executive Chairman, having the following terms:

•	Annual salary of a minimum $150,000; and
•	Cash, stock or 5 year stock options (cashless exercise option by holder) equal to ½% of Company’s annual gross revenue (sales less returns and discounts), a strike price will be determined on the grant date, which as of the date of this report has not yet occurred.

(D) Operating Lease

In January 2014, the Company executed a 39 month lease for a corporate headquarters. The Company paid a security deposit of $27,020.

The minimum rent obligations are approximately as follows:

2014 (9 months)	$61,000
2015	83,000
2016	86,000
2017	22,000
Total	$252,000

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Note 11 Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $594,182 and net cash used in operations of $321,818 for the period ended March 31, 2014; and a working capital deficit and stockholders’ deficit of $2,291,849 and $2,903,629, respectively, at March 31, 2014. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on the successful implementation of Management's plans, which include the ability to generate sufficient funds to support its working capital requirements. In the event the Company fails to generate sufficient funds from its operations, it will be necessary to raise capital through debt and/or equity markets or from other traditional financing sources, including convertible debt and/or other term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company may require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 12 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2013 and July 14, 2014, the date the financial statements were available to be issued and concluded that the events or transactions occurring during that period requiring recognition or disclosure have been made.

Convertible Debt

On May 8, 2014, the Company executed convertible notes totaling $1,400,000. The notes mature on May 8, 2016 and bear an interest rate of 12%. The conversion price is $0.25/share. In connection with this raise, the Company also issued 3,640,000, three year warrants exercisable at $0.375/share.

On June 25, 2014, the Company executed convertible notes totaling $870,100. The notes mature on June 25, 2016 and bear an interest rate of 12%. The conversion price is $0.25/share. In connection with this raise, the Company also issued 1,750,100, three year warrants exercisable at $0.375/share.

In connection with the issuance of these convertible notes and warrants, the Company identified related embedded conversion features in the form ratchet provisions, which are accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions or the exercise of the warrants.

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[BACK COVER]

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in this prospectus. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

63,485,919 Shares of Common Stock

PROSPECTUS

August ___, 2014

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$$2,200
Printing expenses*	$$50
Accounting fees and expenses*	$$12,000
Legal fees and expenses*	$$30,000
Blue sky fees	$3,365
Miscellaneous*	$$500
Total*	$$48,115

* Estimate

Item 14. Indemnification of Directors and Officers.

Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Florida Business Corporation Act. Specifically, our bylaws require the Company to indemnify any person who is or was, or has agreed to become, a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding“), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or, while a director or officer of the Company, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Recent Sales of Unregistered Securities.

All of the sales below were made in reliance on the exemption provided in Regulation S or Section 4(2) of the Securities Act and Rule 506 thereunder.  In connection with the sales under Regulation S, these securities were issued in offshore transactions to persons who are not U.S. Persons as defined by Regulation S under the Securities Act of 1933 and there were no directed selling efforts made in the United States.  In connection with the sale under Section 4(2) of the Securities Act, the sales were made to accredited investors and there was no general solicitation.

On November 26, 2013, May 8, 2014 and June 25, 2014, we consummated an offering (the “Notes Offering”) of secured convertible promissory notes in the aggregate principal amount of approximately $4,200,000 to institutional and individual investors (the “Note Investors”).

On November 26, 2013, May 8, 2014 and June 25, 2014, in connection with the Notes Offering, we issued warrants to the Note Investors.

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Exhibits and Financial Statement Schedules.

No.	Description
3.1	Articles of Incorporation of Registrant.*
3.2	Bylaws of Registrant.*
4.1	Form of Common Stock Certificate.*
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered.*
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC.*
10.2	First Amendment to Trademark License Agreement, dated as of April 17, 2013, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC.*
10.3	Form of Security Purchase Agreement for the Notes Offering closed November 26, 2013.*
10.4	Form of Registration Rights Agreement for the Notes Offering closed November 26, 2013.*
10.5	Form of Note Subscription Agreement for the Notes Offering closed November 26, 2013.*
10.6	Form of Common Stock Purchase Warrant for the Notes Offering closed November 26, 2013.*
10.7	Form of Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013.*
10.8	Form of Voting Agreement.*
10.9	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC.*
10.10	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp.*
10.11	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.12	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.13	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp.*
10.14	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.15	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.16	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.17	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.18	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.*
10.19	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.*

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10.20	Form of Lock-Up Agreement.*
10.21	DSI Marketing Agreement.*
10.22	Amended and Restated Executive Employment Agreement, dated as of March 26, 2014, by and between Safety Quick Lighting & Fans Corp. and James R. Hills.*
10.23	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen.*
10.24	Form of Security Purchase Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.25	Form of Registration Rights Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.26	Form of Note Subscription Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.27	Form of Common Stock Purchase Warrant for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.28	Form of Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.29	Form of Common Stock Purchase Warrant, issued by the Company to March and July 2012 investors.*
10.30	Form of Stock Option Agreement.*
21	Subsidiaries of Registrant.*
23.1	Consent of Thompson Hine LLP, included in Exhibit 5.1.+*
23.2	Consent of Bongiovanni & Associates, PA.

___________________

+    Contained in Exhibit 5.1.

*    Previously Filed

  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the State of Georgia, on August 5, 2014.

SAFETY QUICK LIGHTING & FANS CORP.

By:	/s/ James R. Hills
James R. Hills
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James R. Hills	Principal Executive Officer and Director	August 5, 2014
James R. Hills

/s/ Rani Kohen	Chairman of the Board and Director	August 5, 2014
Rani Kohen	(Principal Accounting Officer)

/s/ Phillips Peter	Director	August 5, 2014
Phillips Peter

/s/ Tom Ridge	Director	August 5, 2014
Tom Ridge

/s/ Dov Shiff	Director	August 5, 2014
Dov Shiff

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EXHIBIT INDEX

No.	Description
3.1	Articles of Incorporation of Registrant.*
3.2	Bylaws of Registrant.*
4.1	Form of Common Stock Certificate.*
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered.*
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC.*
10.2	First Amendment to Trademark License Agreement, dated as of April 17, 2013, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC.*
10.3	Form of Security Purchase Agreement for the Notes Offering closed November 26, 2013.*
10.4	Form of Registration Rights Agreement for the Notes Offering closed November 26, 2013.*
10.5	Form of Note Subscription Agreement for the Notes Offering closed November 26, 2013.*
10.6	Form of Common Stock Purchase Warrant for the Notes Offering closed November 26, 2013.*
10.7	Form of Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013.*
10.8	Form of Voting Agreement.*
10.9	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC.*
10.10	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp.*
10.11	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.12	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.13	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp.*
10.14	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp.*
10.15	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.16	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.17	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia.*
10.18	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.*
10.19	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia.*

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10.20	Form of Lock-Up Agreement.*
10.21	DSI Marketing Agreement.*
10.22	Amended and Restated Executive Employment Agreement, dated as of March 26, 2014, by and between Safety Quick Lighting & Fans Corp. and James R. Hills.*
10.23	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen.*
10.24	Form of Security Purchase Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.25	Form of Registration Rights Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.26	Form of Note Subscription Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.27	Form of Common Stock Purchase Warrant for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.28	Form of Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014.*
10.29	Form of Common Stock Purchase Warrant, issued by the Company to March and July 2012 investors.*
10.30	Form of Stock Option Agreement.*
21	Subsidiaries of Registrant.*
23.1	Consent of Thompson Hine LLP, included in Exhibit 5.1.+*
23.2	Consent of Bongiovanni & Associates, PA

__________________

+    Contained in Exhibit 5.1.

*    Previously Filed

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